As filed with the Securities and Exchange Commission on April 29, 2013

REGISTRATION NO. 333-187491

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FUSE SCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	2833	87-0460247
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

6135 NW 167th Street, #E-21

Miami, Florida 33015

(305) 503-3873

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive officer)

Brian Tuffin

Chief Executive Officer

6135 NW 167 th Street, #E-21

Miami, Florida 33015

(305) 503-3873

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dale S. Bergman, Esq.

Roetzel & Andress

350 East Las Olas Blvd., Ste. 1150

Fort Lauderdale, Florida  33301

(954) 462-4150

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.   ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED		PROPOSED MAXIMUM OFFERING PRICE PER UNIT (5)	PROPOSED MAXIMUM OFFERING PRICE	AMOUNT OF REGISTRATION FEE (6)

Common Stock, par value $0.001 per share	66,323,528	(1)(2)	$0.14	$9,285,294	$1,266.52
Common Stock, par value $0.001, issuable as interest on the Notes	805,357	(1)(3)	$0.14	$112,750	$15.38
Common Stock, par value $0.001 per share	4,220,585	(4)	$0.14	$590,882	$80.60

Total	71,349,470			$9,988,926	$1,362.50	*

*	Previously paid.

(1)	These shares of common stock may be issued upon conversion of senior convertible notes and senior subordinated convertible notes (collectively, the “Notes”) or otherwise pursuant to the terms of the Notes and/or upon exercise of the warrants issued in conjunction with the Notes (such aggregate amount of shares calculated by the Company as of the date of this registration statement based on 110% of the sum of (i) the initial number of shares of common stock initially issuable upon the conversion of the Notes, (ii) the initial number of other shares of common stock initially otherwise issuable pursuant to the Notes and (iii) the initial number of shares of common stock initially issuable upon exercise of the warrants issued in conjunction with the Notes, assuming no adjustment in the conversion price of the Notes and the exercise prices of the Warrants upon expiration of the Measurement Period). In addition to both economic and standard anti-dilution adjustments, the conversion price of the notes and exercise prices and number of shares issuable pursuant to the warrant are subject to additional adjustments described below in “ Recent Developments – March 2013 Financing-Description of the Securities in the March 2013 Financing.” In accordance with Rule 416(a) under the Securities Act of 1933, the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	66,323,528 shares of common stock issuable upon conversion of Notes and upon exercise of the warrants are being registered hereunder (such aggregate amount of shares calculated by the Company as of the date of this registration statement based on 110% of the sum of (i) the initial number of shares of common stock initially issuable upon conversion of senior secured convertible notes, and (ii) the initial number of shares of common stock initially issuable upon exercise of the warrants issued in conjunction with the Notes, assuming no adjustment in the conversion price of the Notes exercise prices of the Warrants upon expiration of the Measurement Period).

(3)	805,357 shares of common stock issuable pursuant to the Notes as interest in lieu of cash payments are being registered hereunder. Such aggregate amount of shares is calculated by the Company as of the date of this registration statement based on 110% of the initial number of shares of common stock issuable as interest in lieu of cash payments pursuant to the Notes. For purposes of calculating the initial number of shares of common stock initially issuable as interest pursuant to the notes, the Company has assumed that the closing price of each trading day used in determining such number of shares of common stock in accordance with the terms of the notes will equal $0.14 which was the average of the high and low prices for the Company’s common stock on April 24, 2013.

(4)	Represent 4,220,585 shares of common stock issuable upon exercise of placement agent warrants issued in connection with the March 2013 Financing. The registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 based upon the price of $0.14 which was the average of the high and low prices for the Company’s common stock on April 24, 2013.

(6)	Computed in accordance with Section 6(b) of the Securities Act of 1933. Paid herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed.  We may not sell these securities nor may offers to buy these securities be accepted until the registration statement filed with the Securities and Exchange Commission becomes effective.  This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED APRIL 29, 2013

FUSE SCIENCE, INC.

71,349,470 Shares of Common Stock

We are registering 71,349,420 shares of our common stock, par value $0.001 per share for sale by the selling stockholders set forth herein. Of such shares, 67,128,885 are issuable upon conversion of $1,500,000 of the senior convertible notes and $550,000 of the senior subordinated convertible notes issued on March 7, 2013 (collectively, the “Notes”) or otherwise pursuant to the terms of the Notes and/or upon exercise of the warrants issued in conjunction with the Notes (the “2013 Warrants”). Such aggregate amount of shares calculated by the Company as of the date of this Registration Statement based on 110% of (i) the number of shares of common stock initially issuable upon conversion of the Notes, (ii) the number of other shares of common stock otherwise initially issuable pursuant to the terms of the Notes and (iii) the number of shares of common stock initially issuable upon exercise of the 2013 Warrants assuming the Warrant Share Adjustment (as hereinafter defined) occurs upon expiration of the Measurement Period (as hereinafter defined). In addition to both economic and standard anti-dilution adjustments, the conversion price of the Notes and the exercise prices of and number of shares issuable pursuant to the 2013 Warrants are subject to additional adjustments described below in “Recent Developments – Description of the Securities In the March 2013 Warrants.” This prospectus also covers 4,220,586 shares of common stock issuable upon exercise of warrants issued to National Securities Corporation and Dawson James Securities, Inc. (the “Placement Agents”) and their designees in connection with their having served as placement agents for the March 2013 Financing (the “Placement Agent Warrants”), assuming the Warrant Share Adjustment (as hereinafter defined) occurs upon expiration of the Measurement Period (as hereinafter defined). The 2013 Warrants and the Placement Agent Warrants are referred to collectively in this prospectus, as the “Warrants.”

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares of common stock. However, we may receive proceeds in connection with the exercise of the Warrants, if they are exercised for cash. The selling stockholders will sell the shares of common stock in accordance with the “Plan of Distribution” set forth in this prospectus. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares of common stock. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.

Our common stock currently traded in the over-the-counter market and is quoted on the OTCQB under the symbol “DROP” April 26, 2013, the closing price for our common stock was $0.12.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See the section of this prospectus entitled “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _______ __, 2013

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the SEC’s registration rules for a delayed or continuous offering and sale of securities.  Under the registration rules, using this prospectus and, if required, one or more prospectus supplements, the selling stockholders named herein may distribute the shares of common stock covered by this prospectus.  A prospectus supplement may add, update or change information contained in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information contained in this prospectus contains “forward-looking statements.”  These forward-looking statements are contained principally in the sections titled “Risk Factors,” “ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

The forward-looking statements herein represent our expectations, beliefs, plans, intentions or strategies concerning future events, including, but not limited to: our future financial performance; our future operations; our competitive advantages; our brand image; our ability to meet market demands; the sufficiency of our resources in funding our operations; and our liquidity and capital needs.

Our forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass.  Moreover, our forward-looking statements are subject to various known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.

Except as required by applicable laws, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

PROSPECTUS DELIVERY REQUIREMENTS

Until _______________, 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters.

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PROSPECTUS SUMMARY

This summary provides an overview of all material information contained in this prospectus.  It does not contain all the information you should consider before making a decision to purchase the shares our selling stockholders are offering.  You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements appearing elsewhere in this prospectus.

Unless the context otherwise requires, references in this prospectus to, “Fuse,” “Fuse Science,” “Company,” “we,” “our” and “us” refers to Fuse Science, Inc., a Nevada corporation and its subsidiaries.

Business Overview

Fuse Science, Inc. is an innovative consumer products and delivery technology holding company based in Miami Lakes, Florida. Fuse Science holds the rights to new, patent-pending technologies poised to redefine how consumers receive energy, medicines, vitamins and minerals. The Company maintains the rights to sublingual and transdermal delivery systems for bioactive agents that can now, for the first time, effectively encapsulate and charge many varying molecules in order to produce complete product formulations which can be consumed orally, applied topically or delivered otherwise sublingually or transdermally, thereby bypassing the gastrointestinal tract and entering the blood stream directly. The Fuse Science technology is designed to accelerate conveyance of medicines or nutrients relative to traditional pills and liquids and can enhance how consumers receive these products.

We plan to commercialize our proprietary technology through a dual strategy:

•	the commercialization of select sports nutrition and performance products which showcase the efficacy and ease of use to consumers leveraging the voice of and endorsement partnerships with prominent athletes to drive, brand and product awareness, and

•	targeted licensing of the proprietary technology into major over-the-counter (OTC) and pharmaceutical categories in which the delivery system offers superior product efficacy and consumption.

The Company’s initial sports nutrition and performance product, Enerjel™, was launched online on December 30, 2011, followed by its expansion into targeted retail distribution channels in mid-2012. Enerjel™ is a topical product leveraging some of our proprietary technology, which is designed to address muscle fatigue and soreness, before, during and after physical activity. In December 2012, the Company launched its initial “DROP” products, PowerFuse® (an energy formulation in a concentrated drop) and ElectroFuse® (an electrolyte formula in a concentrated drop), online, with the expansion into targeted retail distribution channels to begin in early 2013. Simultaneously, the Company is focusing on OTC and pharmaceutical licensing efforts beginning with analgesic, hypoglycemic, and hyperglycemic platforms, with the assistance of Atlas Advisors, an investment banking firm specializing in this field. We believe that our dual approach provides a foundation for a long-term strategy to deliver significant shareholder value.

We are no longer a development stage company, having transitioned to the operating stage during the second quarter of fiscal 2012. Our primary focus now is increasing market-acceptance for our products and, accordingly, increasing sales. With this change in our status, we expect that our financial condition and results of operations will undergo substantial change from what we experienced as a development stage company. In addition to recording both revenue and expense from product sales, we expect to incur increased costs for sales and marketing expenses. Accordingly, the financial condition and results of operations reflected in our historical financial statements are not expected to be indicative of our future financial condition and results of operations.

Background

The Company was incorporated in Nevada on September 21, 1988.  Since that time, the Company has engaged in a number of businesses as a private and subsequently a publicly held company, including developing and marketing data communications and networking infrastructure solutions for business, government and education (which business was sold in 2002) and as a “ business development company ” under the Investment Company Act of 1940, from 2007 to 2009.

On April 14, 2011, Maurice E. Durschlag, our former President, Chief Executive Officer, Secretary, Treasurer and director, assigned and transferred the assets of two privately held companies to a newly formed Delaware company, Fuse Science, Inc. (“ Newco ”).  Newco was developing sublingual and transdermal delivery technologies with applications in the sports nutrition and medical fields for the delivery of energy, medicines, vitamins and minerals.

Mr. Durschlag held 23% of the outstanding shares of Newco.  Adam Adler, our current Chief Business Development Officer, and Brian Tuffin, our current Chief Executive Officer, each held 27% and 26%, respectively, of the outstanding shares of Newco.  Pursuant to an Exchange Agreement dated April 14, 2011 (the “Exchange Agreement”) by and among the Company, whose corporate name was then “Double Eagle Holdings, Ltd.,” Maurice E. Durschlag, Adam Adler, Leonard Adler and Brian Tuffin (collectively, the “Sellers”), the Sellers exchanged all the common stock of Newco for an aggregate of 23,297,000 shares of the Company’s common stock such that Newco is now a wholly owned subsidiary of the Company.  In connection with the Exchange Agreement described above, the following shares of common stock of the Company were issued:  (i) 5,445,500 shares were issued to Maurice E. Durschlag; (ii) 6,007,000 shares were issued to Brian Tuffin; (iii) 6,332,300 shares were issued to Adam Adler; and (iv) 5,512,500 shares were issued to Leonard Adler.

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In December 2011, the Company changed its name from “Double Eagle Holdings, Ltd.” to “Fuse Science, Inc.”

Principal Executive Offices

Our executive offices are located at 6135 NW 167th Street, #E-21, Miami Lakes, Florida 33015 and our telephone number is (305) 503-3873.  Our website is www.fusescience.com .  Information contained on our website does not constitute part of this prospectus.

The Offering

Common stock offered by selling stockholders		71,349,470 shares of common stock. (1)

Common stock outstanding on April 26, 2013		234,586,984 shares of common stock. (2)

Terms of the Offering		The selling stockholders will determine when and how they will sell the common stock offered in this prospectus.

Use of Proceeds		We will not receive any proceeds from the sale of common stock offered by the selling stockholders under this prospectus. We may receive proceeds in connection with the exercise of the Warrants, if exercised for cash. We intend to use any such proceeds for working capital and other general corporate purposes. There is no assurance that any of the Warrants will ever be exercised for cash, if at all.

Risk Factors		The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. Risk Factors relating to our business and prospects include:

	•	the limited operating history with our current business; significant losses incurred to date and “ going concern ” explanatory paragraph in our auditors’ report;

	•	the need for substantial additional financing to become commercially viable;

	•	restrictions on incurring additional debt and pledging our assets;

	•	dependence upon the successful development, commercial launch and acceptance of our planned products and in the successful license of our technology;

	•	effectiveness of the Company’s marketing strategy;

	•	the scope of intellectual property protection we can achieve;

	•	our dependence on third party manufacturing;

	•	competition; and

	•	our reliance on key members of management.

(1)	Of the 71,349,470 shares registered hereunder, 67,128,885 shares are issuable upon conversion of the Notes or pursuant to the terms of the Notes and/or upon exercise of the 2013 Warrants, calculated by the Company as of the date of this registration statement based on 110% of (i) the number of shares of common stock initially issuable upon conversion of the Notes, (ii) the number of other shares of common stock issuable pursuant to the Notes and (iii) the number of shares of common stock issuable upon exercise of the 2013 Warrants, assuming the Warrant Share Adjustment (as hereinafter defined) occurs upon expiration of the Measurement Period (as hereinafter defined). In addition to both economic and standard anti-dilution adjustments, the conversion price of the Notes and the exercise prices of and number of shares issuable pursuant to the 2013 Warrants are subject to additional adjustments described below in “Recent Developments – Description of the Securities in the March 2013 Financing.” This prospectus also covers 4,220,586 shares of common stock issuable upon exercise of the Placement Agent Warrants, assuming the Warrant Share Adjustment (as hereinafter defined) occurs upon expiration of the Measurement Period (as hereinafter defined).

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(2)	Does not include (i) 49,472,205 shares of common stock issuable upon the exercise of outstanding stock options, (ii) 78,500,397 shares of common stock issuable upon the exercise of outstanding warrants, including the Warrants (assuming the Warrant Share Adjustment, as hereinafter defined, occurs upon expiration of the Measurement Period, as hereinafter defined), (iii) 12,675,491 shares of common stock issuable upon the conversion of outstanding convertible notes, including the Notes and (iv) 38,502,795 additional shares of common stock reserved for issuance under the Company’s 2011 Incentive Stock Plan and 2011 Endorsers Incentive Stock Plan.

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SUMMARY FINANCIAL INFORMATION

The following summary selected condensed consolidated financial information as of and for the years ended September 30, 2011 and 2010, have been derived from our audited financial statements. The financial information as of and for the six months ended March 31, 2012 and 2011 is derived from our unaudited condensed consolidated financial statements. The condensed consolidated financial information set forth below should be read in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this prospectus.

			For the Years
	For the Months Ended December 31,		Ended September 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)

Consolidated Statement of Operations

Sales, net	$40,711	$-	$105,413	$-

Loss from operations	$(1,910,208)	$(811,484)	$(7,421,042)	$(1,614,307)

Other income (expense)	(194,966)	(187,896)	(3,621,390)	(405,584)

Net loss	$(2,105,174)	(994,380)	(11,042,438)	(2,020,161)

Loss per share, basic and diluted	$(0.01)	$0.01	$(0.09)	$(0.03)

Weighted average shares outstanding	176,794,628	94,360,082	121,260,555	68,230,631

Other Comprehensive Income

Net Loss	$(2,105,174)	$(999,380)	$(11,042,438)	2,020,161

Unrealized gain (loss) on available-for-sale securities	-	12,830	-	2,892

Net Comprehensive Loss	$(2,105,274)	(986,550)	(11,042,438)	$(2,017,269)

Common Stock Data:

Basic and diluted net loss per common share	$(0.01)	$(0.01)	$(0.93)	$(0.03)

Weighted average basic and diluted common shares outstanding	176,794,628	94,360,082	121,260,555	68,230,631

	December 31,	September 30,
	2012	2012	2011
	(unaudited)

Cash And Cash Equivalents	$306,383	$62,050	147,907

Total Assets	$985,155	$799,615	342,408

Convertible Notes	$124,000	$249,605	905,000

Total Liabilities	$1,172,191	$1,270,372	999,227

Total Stockholders’ Deficit	$(187,036)	$(470,757)	(656,819)

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RECENT DEVELOPMENTS

March 2013 Financing

General

On March 7, 2013 (the “Closing Date”), we consummated an offering (the “March 2013 Financing”) of (i) $1,500,000 in principal amount of senior convertible notes and $550,000 in principal amount of senior subordinated convertible notes (collectively, the “Notes”) and (ii) the 2013 Warrants, consisting of (a) series A warrants to purchase an aggregate of 12,058,828 shares of common stock (the “Series A Warrants”) and (b) series B warrants to purchase an aggregate of 12,058,828 shares of common stock (the “Series B Warrants,” and together with the Series A Warrants, the “2013 Warrants”) at a purchase price of $2,050,000 in a private placement to a group of institutional and accredited investors (the “Investors”) pursuant to a Securities Purchase Agreement, dated as of March 4, 2013 (the “Securities Purchase Agreement”), on the terms set forth below.

Pursuant to the Securities Purchase Agreement, each Investor purchased a Note, a Series A Warrant and a Series B Warrant. As discussed more fully below, the Notes are convertible into shares of the Company’s common stock (as converted, the “Conversion Shares”), and are entitled to earn interest which may be paid in cash or in shares of common stock (the “Interest Shares”). The 2013 Warrants are exercisable into shares of common stock (as exercised, the “Exercise Shares”). The Conversion Shares, the Interest Shares and the Exercise Shares are all subject to standard anti-dilution provisions.

The terms of the March 2013 Financing include a beneficial ownership limitation applicable to the conversion of the Notes and the exercise of the 2013 Warrants, such that no Holder (as defined below) may convert his or its Notes or exercise his, her or its 2013 Warrants if, after such conversion or exercise, the Holder would beneficially own, together with its affiliates, more than 4.99% of the then issued and outstanding shares of our common stock. Each Holder may lower this limitation percentage at any time or increase this limitation percentage to any other percentage not in excess of 9.99% upon sixty-one (61) days’ prior written notice to the Company.

In connection with the March 2013 Financing, the Company paid National Securities Corporation and Dawson James Securities, the placement agents (the “Placement Agents”), a placement fee of $164,000 and issued to the Placement Agents and their designees, the placement agent warrants, consisting of five-year warrants to purchase an aggregate of 1,266,175 shares of common stock at an exercise price of $0.21 per share and seven-month warrants to purchase an aggregate of 1,266,175 shares of common stock at an exercise price of $0.17 per share (collectively, the “Placement Agent Warrants”), all subject to the same resetting provisions as in the Series A Warrants and Series B Warrants, as described below.

Registration Requirements

In connection with the March 2013 Financing, the Company filed this registration statement on Form S-1 with the SEC covering the resale of the Conversion Shares, the Interest Shares and the Exercise Shares (collectively, the “Registrable Shares”).

The Company agreed to use its best efforts to file the registration statement with the SEC within fifteen (15) calendar days of the Closing Date and have the registration statement declared effective within seventy-five (75) calendar days after the Closing Date, or ninety (90) calendar days after the Closing Date in the event the registration statement is subject to a full review by the SEC.  The registration statement covers the Registrable Shares for resale by the Investors or their permitted assigns (each, a “Holder”), in an amount equal to 110% of the sum of (i) the number of Conversion Shares initially issuable upon conversion of the Notes, (ii) the number of Interest Shares issuable pursuant to the Notes (assuming a per share price of $0.19) and (iii) the number of Exercise Shares initially issuable upon the exercise of the Warrants assuming the Warrant Share Adjustment (as hereinafter defined) occurs upon expiration of the Measurement Period (as hereinafter defined).

The Company has agreed to use its best efforts to file the registration statement with the SEC within fifteen (15) calendar days of the Closing Date and have the registration statement declared effective within seventy-five (75) calendar days after the Closing Date, or ninety (90) calendar days after the Closing Date in the event the registration statement is subject to a full review by the SEC. The Company is obliged to amend the registration statement or file a new registration statement in the event the number of shares available under any registration statement is insufficient to cover the securities issuable or exercisable under the March 2013 Financing.

The Company will pay registration delay payments of 1.0% of each Holder’s initial investment in the Notes and 2013 Warrants sold in the March 2013 Financing per month if the registration statement is not filed or declared effective within the foregoing time periods or ceases to be effective prior to the expiration of certain deadlines provided for in the Registration Rights Agreement, dated as of the Closing Date. However, no registration delay payments shall be paid (i) with respect to any securities being registered that we are not permitted to include in the registration statement due to the SEC's application of Rule 415, or (ii) with respect to any Holder, solely because such Holder is required to be described as an underwriter under applicable securities laws, and such Holder elects not to have its shares registered.

If, at the end of the Measurement Period, there is no adjustment to the Conversion Price of the Notes and the Exercise Prices of the Warrants, the Warrants will adjust so that the number of shares of common stock issuable thereunder will increase by 100% (the “Warrant Share Adjustment”). If at the date the Warrant Share Adjustment occurs (“Warrant Share Adjustment Date”), the expiration date of the Series B Warrants is less than sixty (60) days subsequent to the Warrant Share Adjustment Date, the expiration date of the Series B Warrants will be extended to the sixtieth (60 th ) day after the Warrant Share Adjustment Date.

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Restriction Period

For the period commencing on the Closing Date and ending on the sixty (60) day anniversary thereof, the Company shall not offer, sell, grant or otherwise dispose of any of its common stock (or the common stock of any of its subsidiaries) or securities exercisable or convertible into shares of common stock, debt, preferred stock or other instrument or security that is, at any time, convertible into or exchangeable or exercisable for shares of common stock, debt, preferred stock or other instrument or security that is, at any time, convertible into or exchangeable or exercisable for shares of common stock, or securities exercisable to convertible into shares of common stock (a “Subsequent Placement ”). In addition to the foregoing restrictions, for a period of one (1) year after the Closing Date, the Investors have a right to participate in any Subsequent Placement; except that the foregoing restrictions do not apply to certain issuances of the Company’s securities, including, without limitation, issuances (i) under outstanding options, warrants, convertible securities and contractual commitments outstanding as of the Closing Date, (ii) under an approved equity incentive plan or plans (limited to 15% of the issued and outstanding shares of common stock immediately prior to the Closing Date), (iii) in connection with or related to mergers, acquisitions, strategic business partnerships or joint ventures, in each case with non-affiliated third parties and (iv) warrants (in an amount of up to 50% coverage) issued in connection with purchase order or inventory financing.

Lock-Up Agreements

As a condition to consummation of the March 2013 Financing, the Company’s executive officers who beneficially own an aggregate of 26,916,948 shares of common stock, entered into lock-up agreements pursuant to which they agreed not to sell, pledge, hypothecate or otherwise transfer their shares during the sixty (60) day period commencing on the Closing Date, subject to certain exceptions for estate planning and similar purposes.

Description of the Securities in the March Financing

Notes

General

The Notes under the March 2013 Financing are one (1) year senior convertible notes with an aggregate principal amount of $1,500,000 and one (1) year senior subordinated convertible notes with an aggregate principal amount of $550,000. Except for their subordination to the senior convertible notes, the terms of the senior subordinated convertible notes and the senior convertible notes are identical. The Notes will accrue interest at a rate of five percent (5%) per annum beginning on March 7, 2013 (the “Closing Date”), which will be paid on April 15, July 15 and October 15, 2013 and January 15, 2014 of each year to the record Holder of each Note. The interest accrued is payable in Interest Shares, although the Company may, at its option and upon written notice to each Holder of the Notes, make such interest payments in cash or in a combination of cash and Interest Shares.

Conversion and Conversion Price Adjustments

Any Holder of a Note is entitled to convert the Note into Conversion Shares at any time by delivery of a notice of conversion to the Company (“Conversion Notice”). On or before the third trading day after receipt of the conversion Notice, the Company must deliver to the Holder such number of Conversion Shares to which the Holder is entitled pursuant to the conversion. The number of Conversion Shares the Holder will receive upon conversion of the Notes will be determined by dividing the amount of principal being converted plus any accrued and unpaid interest (the “Conversion Amount”) by the conversion price effective at the time of the conversion (the “Conversion Price,” and such calculation, the “Conversion Rate”).

The Notes have an initial Conversion Price of $0.17. The Conversion Price may be reset on the eleventh (11th) consecutive trading day following (i) the date on which a Registration Statement registering all the Registrable Shares is declared effective by the SEC, or (ii) if earlier, each of:

•	the date the Registrable Securities may first be sold under Rule 144; and

•	the date that any of the Registrable Securities are registered in a Registration Statement.

If the Conversion Price is subject to adjustment as set forth above, it will be reset to the lower of:

•	the then-existing Conversion Price; and

•	80% of the average of the volume-weighted average prices for each of the preceding ten (10) complete consecutive trading days (the “Measurement Period”).

The Conversion Price may also be subject to adjustment upon any change of control of the Company, any subdivision or combination of any one or more classes of common stock, or any issuance or sale by the Company of any shares of common stock at a price lower than the effective Conversion Price immediately prior to such issuance or sale (a “Dilutive Issuance”).

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Rights Under the Notes

Purchase Rights

The Holders of the Notes are entitled to purchase rights in the event the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of common stock. Each Holder will be entitled to acquire such number of additional securities which the Holder could have acquired if the Holder had held the number of shares of common stock acquirable upon conversion of the Note.

Redemption Rights of the Holders

At their option, the Holders of the Notes are entitled to redemption rights on all or any portion of the Notes upon the occurrence of (a) a change of control of the Company or (b) certain triggering events constituting an event of default, such as:

•	suspension from trading of the common stock

•	failure by the Company to convert the Notes into Conversion Shares within five (5) days of the conversion date;

•	failure by the Company to pay interest or other amounts due on the Notes;

•	failure to remove any restrictive legend on the certificates of the Conversion Shares; and

•	suspension from trading or failure of the common stock to be listed on a national securities exchange for a period of five (5) consecutive trading days or for more than an aggregate of ten (10) trading days in any 365-day period.

Mandatory Conversion

All the outstanding Notes will be mandatorily convertible if at any time after the Measurement Period the closing sale price of the common stock listed on the principal market on which the common stock is sold exceeds 250% of the Conversion Price for twenty (20) consecutive trading days and certain other conditions as set forth in the Notes are met.

Miscellaneous

The Holders of the Notes are not entitled to voting rights in their capacities as such, except as required by law.

The Company must, with respect to each of the Notes, initially reserve a number of shares of common stock equal to 130% and the entire Conversion Rate with respect to the entire Conversion Amount of each Note as of the Closing Date. Thereafter, the Company must take all actions necessary to reserve and keep available out of its authorized and unissued common stock such number of shares of common stock equal to 130% of the number of shares of common stock necessary to effect the conversion of all of the Notes then outstanding.

2013 Warrants

General

The Series A Warrants have a term of five (5) years from the Closing Date and the Series B Warrants have a term of seven (7) months from the Closing Date. Each of the Series A Warrants and the Series B Warrants is immediately exercisable upon issuance into an aggregate of 12,058,828 fully paid and non-assessable Exercise Shares at an initial exercise price of $0.21 per share in the case of the Class A Warrants and $0.17 per share in the case of the Class B Warrants (the “Exercise Price”).

Exercise and Exercise Price Adjustments

The Holders may exercise the 2013 Warrants at any time by delivering to the Company a written notice of exercise and payment of an amount equal to the effective Exercise Price (as of the date of exercise) multiplied by the number of Exercise Shares as to which the 2013 Warrant is being exercised. Upon receipt of the notice of exercise and payment, the Company will issue and deliver to the Holder the number of Exercise Shares to which the Holder is entitled pursuant to the exercise. The Class A Warrants may also be exercised on a “ cashless ” basis.

The Exercise Price may be reset on the first trading day after expiration of the Measurement Period.

If the Exercise Price is subject to adjustment as set forth above, it will be reset to the lower of:

•	the then-existing Exercise Price; and

•	125% in the case of the Series A Warrants and 80% in the case of the Series B Warrants of the average of the volume weighted average prices for each of the preceding ten (10) consecutive trading days.

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The Exercise Price is also subject to adjustment in the event the Company, at any time after the Issuance Date, pays a stock dividend on, subdivides or combines one or more classes of its then outstanding shares of common stock, or issues or sells any shares of common stock pursuant to a Dilutive Issuance.

Simultaneously with any adjustment to the Exercise Price, the number of Exercise Shares that may be purchased upon exercise of the 2013 Warrants will be increased or decreased proportionally, such that after such adjustment, the aggregate Exercise Price payable for the adjusted number of Exercise Shares will be the same as the aggregate Exercise Price in effect immediately prior to such adjustment of the number of Exercise Shares that may be purchased upon exercise of the 2013 Warrants.

If, at the end of the Measurement Period, there is no adjustment to the Conversion Price of the Notes and the Exercise Prices of the Warrants, the Warrants will adjust so that the number of shares of common stock issuable thereunder will increase by 100% (the “Warrant Share Adjustment”). If at the date the Warrant Share Adjustment occurs (“Warrant Share Adjustment Date”), the expiration date of the Series B Warrants is less than sixty (60) days subsequent to the Warrant Share Adjustment Date, the expiration date of the Series B Warrants will be extended to the sixtieth (60 th ) day after the Warrant Share Adjustment Date. The Placement Agent Warrants are subject to the Warrant Share Adjustment as well, with the number of shares issuable under each set of Placement Agent Warrants to be increased by 844,118 Shares, if the Warrant Share Adjustment occurs.

Rights Under the 2013 Warrants

Participation Rights

The Holders of the 2013 Warrants are entitled to participate in any dividend or other distribution of assets, or rights to acquire assets, the Company makes to holders of shares of common stock, and the Holders are entitled too participation rights in the event the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of common stock, to the same extent that each Holder would have participated if such Holder had held the number of Exercise Shares acquirable upon complete exercise of the 2013 Warrants immediately before the date on which record is taken for such a distribution.

Miscellaneous

The Holders of the 2013 Warrants solely in their capacities as such, are not entitled to vote or receive dividends or be deemed the holder of any share capital of the Company, and Holders do not have any rights of a stockholder of the Company, including any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rigs or otherwise prior to the exercise of the 2013 Warrants.

The Company must at all times keep reserved for issuance under the 2013 Warrants the number of shares of common stock necessary to satisfy the Company’s obligations to issue Exercise Shares. If at any time the Company does not have a sufficient number of authorized and unreserved shares of common stock to satisfy its obligations under the 2013 Warrants, the Company shall take all action necessary to increase the number of authorized shares of common stock to a sufficient amount.

Additional Information Regarding the March 2013 Financing

Total dollar value of shares of our common stock issuable upon conversion of the Notes which are registered for resale hereunder:

$17,296,065 (based on 66,323,528 shares of our common stock being registered and the closing price of $0.26 on the Closing Date).

Payments made or potential required to be made in connection with the Notes:

Types of Payment	Total Payments Made		Total Potential Payments
Interest Payment	$25,625		$102,500
Finder’s Fees or Commissions	$164,000	(1)	$0

(1)	Represents a Placement Agent Fee paid to the Placement Agents.

Net proceeds from the $2,050,000 in Notes and total payments made in the first year following issuance of the Notes:

Net Proceeds from Issuance	$2,050,000
Interest (5%)	$102,500
Finder’s Fees of Commission	$164,000
Registration Delay Payments*	$20,500

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*	If this registration statement is not declared effective by the SEC by June 8, 2013, then for every pro-rated 30-day period thereafter, the Company is required to pay registration delay payments in the amount of 1% of the initial investment.

Total possible profit the selling stockholders could realize as a result of the conversion discount for the securities underlying the Notes:

Market price of the Company’s common stock on the date of the transaction	$0.26
Conversion Price	$0.17
Maximum possible underlying shares (assuming Conversion Price of $.17)	12,058,823
Face Value of the Notes	$2,050,000
Market Price for underlying shares	$3,135,294
Total Possible Discount to Market Price	$1,085,294

The Conversion Price may be reset on the eleventh (11th) consecutive trading day following (i) the date on which a Registration Statement registering all the Registrable Shares is declared effective by the SEC, or (ii) if earlier, each of:

•	the date the Registrable Securities may first be sold under Rule 144; and

•	the date that any of the Registrable Securities are registered in a Registration Statement.

If the Conversion Price is subject to adjustment as set forth above, it will be reset to the lower of:

•	the then-existing Conversion Price; and

•	80% of the average of the volume-weighted average prices for the Measurement Period (each of the preceding ten (10) complete consecutive trading days).

Total possible profit the selling stockholders could realize as a result of the conversion discount for the securities underlying the 2013 Warrants issued in connection with the Notes:

	Series A Warrants	Series B Warrants
Market price of the Company's common stock on the Closing Date	$0.26	$0.26
Exercise Price	$.21	$.17
Maximum possible underlying shares (assuming the Warrant Share Adjustment Occurs)	12,058,828	12,058,828
Market price for underlying shares	$3,135,296	$3,135,296
Conversion cost of 2013 Warrants	$2,532,354	$2,050,000
Total possible discount to market price	$602,942	$1,085,296

The Exercise Prices may be reset on the first trading day after expiration of the Measurement Period.

If the Exercise Prices are subject to adjustment as set forth above, it will be reset to the lower of:

•	the then-existing Exercise Price; and

•	125% in the case of the Series A Warrants and 80% in the case of the Series B Warrants of the average of the volume weighted average prices for each of the preceding ten (10) consecutive trading days.

If there is no adjustment in the Conversion Price and the Exercise Price, the Warrant Share Adjustment will occur.

  Discount and possible payments:

	Initial Investment Notes	Initial Investment Notes Potential Exercise Conversion Price at Closing

Gross proceeds paid	$2,050,000	$2,050,000
Exercise of warrant – Series A*	$-	$2,532,354
Exercise of warrant – Series B*	$-	$2,050,000
All required payments by issuer (less)	$164,000	$164,000
Resulting net proceeds	$1,886,000	$6,468,354
Combined possible profit as a result of conversion discounts related to the Notes	$1,085,294	$2,773,532
Total potential payments	$266,500	$266,500
Total discount and potential payments	$1,351,794	$3,040,032
Discount and potential payments as % of net proceeds (over the term of the convertible securities)	71.68%	47.00%

* Assumes the Warrant Share Adjustment occurs.

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Prior Transactions with Selling Stockholders:

Nature of Transaction	Selling shareholders	Date of transaction	Class of security	Face value of security	Number of shares subject to transaction outstanding prior to transaction held by persons other than selling shareholders	Number of shares subject to transaction issued in connection with transaction	% of total issued and outstanding securities issued in transaction	Market price per share subject to transaction immediately prior to transaction	Current price per share subject to transaction

Round I Financing	Number of Shares of our common stock outstanding as of June 17, 2011 – 86,542,488
(June 2011)	Number of Shares of our common stock outstanding as of June 17, 2011 held by non-affiliates (other than the selling stockholders and their affiliates) – 62,290,988

	Iroquois Master Fund, LTD	June 17, 2011	8% Convertible Promissory Note (Conversion Price of $0.03 Per Share)	$200,000	6,666,667
		June 17, 2011	Warrant			6,666,667
	Total Iroquois Master Fund, LTD			$200,000	71,373,039	13,333,334	18.7%	$0.09	$0.35

February 2012	Number of Shares of our common stock outstanding as of February 9, 2012 – 114,278,701
Financing	Number of Shares of our common stock outstanding as of June 17, 2011 held by non-affiliates (other than the selling stockholders and their affiliates) –92,423,035

	Iroquois Master Fund, LTD	February 9, 2012	10% Convertible Promissory Note (Conversion Price of $0.21 Per Share prior to price adjustment)	$750,000	3,571,429
		February 9, 2012	Warrant			3,571,429
	Total; Iroquois Master Fund, LTD	February 9, 2012		$750,000	3,571,429	7,142,858	23.7%	$0.35	$0.21
	Hudson Bay Master Fund LTD	February 9, 2012	10% Convertible Promissory Note (Conversion Price of $0.21 Per Share prior to price adjustment)	$525,000	2,500,000
		February 9, 2012	Warrant			2,500,000
	Total Hudson Bay Master Fund LTD	February 9, 2012	Warrant	$525,000	2,500,000	5,000,000	16.6%	$0.35	$0.21
	Chris Hubman	February 9, 2012	10% Convertible Promissory Note (Conversion Price of $0.21 Per Share prior to price adjustment)	$50,000	238,095
		February 9, 2012	Warrant			238,095
	Total; Chris Hubman	February 9, 2012		$50,000	238,095	476,190	1.58%	$0.35	$0.21
	Dan Foley	February 9, 2012	10% Convertible Promissory Note (Conversion Price of $0.21 Per Share prior to price adjustment)	$75,000	357,143
		February 9, 2012	Warrant			357,143
	Total Dan Foley	February 9, 2012	Warrant	$75,000	357,143	714,286	2.37%	$0.35	$0.21
	David Graber	February 9, 2012	10% Convertible Promissory Note (Conversion Price of $0.21 Per Share prior to price adjustment)	$250,000	1,190,476
		February 9, 2012	Warrant			1,190,476
	Total; David Graber	February 9, 2012		$250,000	1,190,476	2,380,952	7.89%	$0.35	$0.21
	Evolution	February 9, 2012	10% Convertible Promissory Note (Conversion Price of $0.21 Per Share prior to price adjustment)	$71,114	338,638
		February 9, 2012	Warrant			338,638
	Total Evolution	February 9, 2012	Warrant	$71,114	357,143	677,276	2.24%	$0.35	$0.21

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Non-affiliated owners and previously registered shares by the selling stockholders on the Closing Date and total number of shares to be registered in this registration statement:

Date of transaction

Shares owned by non-affiliates (other than the selling stockholders and their affiliates) on March 7, 2013	168,958,750
Number of shares registered for resale by the selling stockholders or their affiliates in prior registration statements	17,493,117
Number of shares registered for resale by the selling stockholders or their affiliates continued to be held	-0-
Number of shares sold in registered for resale by the selling stockholders or their affiliates	17,493,117
Number of shares registered for resale on behalf of the selling stockholders in the current registration statement	71,349,470

The Company's financial ability to make payments due with respect to the Notes:

The Company believes that its business and financial strategy in conjunction with the anticipated revenue forecast and margin profile will produce adequate cash flow to service the financial obligations associated with this financing round.

As of December 31, 2012, the Company is generating revenues from its consumer products, including ElectroFuse® and PowerFuse® Brands, which were launched in the first quarter of the Company’s fiscal year ending September 30, 2013. Management expects to rapidly build sales as it builds national distribution with existing and planned additional retailers.

The face value of all outstanding notes payable at December 31, 2012 was $374,000. These notes obligate the Company to approximately $8,250 interest payments on a quarterly basis payable April 15, July 15, October 15, and January 15. Management believes the conversion rates of the promissory notes will remain consistent with historical trends. All but $55,000 of the promissory notes outstanding at December 31, 2012 have been converted to equity or repaid as of the date of this prospectus.

To facilitate additional cash flows, Management structured the convertible promissory note offering to include the Series B Warrants which expire in October 2013. These warrants are designed to generate up to $4,100,000 in additional working capital for the Company, assuming the Warrant Share Adjustment occurs.

Short sales by the selling stockholders:

We have been advised by the selling stockholders that in connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares. We have also been advised by the selling stockholders that no selling stockholder had a short position at the time such selling stockholder first became aware that the Company was contemplating a private placement. Furthermore, during the period commencing on such date through the time of the public announcement of the private placement, no selling stockholder entered into any short sales with respect to the shares of common stock of the Company.

Calculation of shares registered hereunder:

The number of shares registered hereunder with respect to the 2013 Financing equals 110% of the sum of (i) the maximum number of Conversion Shares initially issuable upon conversion of the Note, (ii) the maximum number of Interest Shares issuable pursuant to the Notes (assuming a per share price of $0.14 and (iii) the maximum number of Exercise Shares initially issuable upon the exercise of the Warrants, assuming no adjustment to the Exercise Prices thereof upon expiration of the Management Period.

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Exchange Offer

On March 14, 2013, Fuse repurchased its outstanding 2012 Series A Warrants (the “2012 Series A Warrants”) from the holders thereof (the “Holders”) through an exchange offer (the “Exchange Offer”). The 2012 Series A Warrants were originally issued on February 9, 2012 pursuant to a Securities Purchase Agreement dated February 7, 2012, among the Company and the Holders and were scheduled to expire on February 8, 2012. Accordingly, the Company believed that the 2012 Series A Warrants, which were currently exercisable on a “cashless basis,” represented a significant market “overhang” which has now been eliminated.

Under Exchange Agreements entered into among the Company and the Holders, (a) the Holders of 2012 Series A Warrants to purchase an aggregate of 21,181,965 shares of our common stock agreed to exchange their 2012 Series A Warrants for an aggregate of 38,127,538 shares of our common stock (the “Exchange Shares”) (1.8 shares of our common stock for each share of common stock issuable upon exercise of the Series A Warrants) and (b) the Holders of Series A Warrants to purchase an aggregate of 5,703,815 shares of our common stock agreed to exchange their 2012 Series A Warrants for (i) an aggregate of 8,555,723 Exchange Shares (1.5 Exchange Shares for each share of common stock issuable upon exercise of the Series A Warrants) and (ii) newly issued five-year warrants to purchase an equal number shares of our common stock, exercisable on a “cash only” basis at an exercise price of $0.30 per share (the “Exchange Warrants”). If exercised in full, the Exchange Warrants would generate approximately $2.6 million in capital to the Company. The Exchange Warrants provide for registration of the underlying shares of common stock under the Securities Act subsequent to the expiration of the 2013 Series B Warrants.

The Holders also agree to certain volume restrictions on the resale of the Exchange Shares acquired by them.

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RISK FACTORS

The shares of our common stock being offered for resale by the selling stockholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock.  Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects.  If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected.  In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

We have a limited operating history with our current business.

The Company was incorporated in 1985 and has engaged in a number of businesses as a private and subsequently a publicly held company, including developing and marketing data communications and networking infrastructure solutions for business, government and education (which business was sold in 2002) and as a “ business development company ” under the Investment Company Act of 1940, from 2007 to 2009.

The current business of Fuse Science only began to generate revenues in 2012 following the online launch of the Company’s first product, Enerjel™, on December 30, 2011. Our business is subject to all the problems, expenses, difficulties, complications and delays encountered in establishing a new business, including successful development, launch and commercialization of our products. The Company does not know if it will become commercially viable and ever generate significant revenues or operate at a profit.

We have incurred significant losses to date and the report of our auditors on our financial statements includes a “going concern” explanatory paragraph.

The Company incurred net comprehensive losses of ($11,042,438) and ($2,017,269) for the years ended September 30, 2012 and 2011. As of September 30, 2012, we had a total stockholders’ deficit of ($470,757). Our independent auditors reports for the years ended September 31, 2012 and 2011 includes an explanatory paragraph stating that our lack of revenues and working capital raise substantial doubt about our ability to continue as a going concern.  The presence of such a paragraph may adversely impact our ability to raise additional capital.

The Company will require substantial additional financing to become commercially viable.

To date, the Company has funded its development activities primarily through private placements of its securities and the subsequent exercise of warrants sold in those offerings, which raised approximately $5,288,000 and $900,000 during the years ended September 30, 2012 and 2011, respectively. The Company will require financing of approximately $2,000,000 to $3,500,000 during fiscal 2013 in addition to the proceeds of the March 2013 Financing, to finance current and expected future operations, as well as to achieve its strategic objectives. We have no commitments or firm plans to raise the additional financing and there can be no assurance that necessary additional financing will be available to the Company, on favorable terms or otherwise.  Moreover, any such additional financing may dilute the interests of existing stockholders.  The absence of additional financing when needed, could cause the Company to scale down or delay implementation of its business plan in whole or in part and curtail its business activities, which would seriously harm the Company and its prospects.

The covenants in the Notes sold in the March 2013 Financing restrict our ability to incur additional debt.

The covenants in the Notes sold in the March 2013 Financing limits the amount of additional debt we may incur. Accordingly, such covenants may adversely impact our ability to raise additional capital through the sale of debt instruments.

The Company is dependent upon the successful development, commercial launch and acceptance of its planned products and the successful license of its technology.

The Company’s ultimate success will be dependent in large part upon its ability to timely complete development of and commercially launch its planned products and their acceptance by potential customers, as well as the ability to successfully license its technologies. There can be no assurance that the Company’s planned products will ever gain commercial acceptance, whether its technology will be successfully licensed, whether it will ever generate significant revenues or that it will ever be profitable.

The Company cannot guaranty that it can effectively market its planned products and technology.

A significant part of the Company’s success will depend on its marketing strategy. The Company’s marketing efforts have been relatively limited to date, consisting principally of establishing endorsement partnerships with well-known athletes. There can be no assurance as to the success of any marketing strategy the Company may seek to implement. If the Company cannot effectively market its planned products and license its technology, its prospects will be harmed.

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The scope of protection of intellectual property relating to the Company’s products is uncertain.

There can be no assurance as to the scope of proprietary protection, if any, which we will be able to secure for our technology. There can be no assurance that patent applications to which we hold rights or subsequently file, will result in the issuance of patents or that any patents issued will provide commercially significant protection to our technology. Moreover, the Company cannot guarantee that it will not infringe on intellectual property rights belonging to third parties, that third parties will not infringe upon the intellectual property belonging to the Company or that third parties will not develop a competing products without infringing on the Company’s intellectual property rights, any of which could harm its business.

We intend to rely on third parties to manufacture or products.

We do not directly manufacture our products, but instead outsource such manufacturing to a third party pursuant to a manufacturing agreement. This third party supplier may not be able to fulfill our demand as it arises, could begin to charge rates that make using its services cost inefficient or may simply not be able to or willing to provide their services to us on a timely basis or at all. In the event of any disruption or delay, whether caused by a rift in our relationship with our contract manufacturer or its inability to manufacture our products as required, we would need to secure the services of alternative suppliers. We may be unable to procure alternative suppliers at commercially reasonable rates and/or within a reasonably short time period and any such transition could be costly. In such case, our business, financial condition and results of operations would be adversely affected.

We may incur material losses as a result of product recall and product liability.

We may be liable if the consumption of any of our planned products causes injury, illnesses or death. We also may be required to recall some of our products if they become contaminated or are damaged or mislabeled. A significant product liability judgment against us, or a widespread product recall, could have a material adverse effect on our business, financial condition and results of operations. The amount of insurance we carry is limited, and that insurance is subject to certain exclusions and may not be adequate.

We may be subject to government regulation.

Depending on the category of potential products, regulatory requirements vary widely. Our sports and nutrition products typically do not require prior approval of the U.S. Food and Drug Administration (the “FDA”) to market, but are subject to various regulations governing purity labeling and advertising. As we move to license our technology for OTC and other medicines, FDA approval requirements are more complex and the cost of complying therewith increases. Failure to comply with any regulatory requirements applicable to us could substantially harm our business.

The Company will likely face significant competition.

The market for the Company’s planned products and technology are highly competitive and we will compete with other companies who offer or plan to introduce alternative delivery systems for energy, medicines, vitamins and minerals.  Some of these competitors or potential competitors have greater experience, more extensive industry contacts and greater financial resources than the Company.  There can be no assurance that the Company can effectively compete.

We currently rely on certain key individuals and the loss of one of these key individuals could have an adverse effect on the Company.

Our success depends to a certain degree upon certain key members of our management.  These individuals are a significant factor in our growth and success.   In particular, the success of our Company is highly dependent upon the efforts of our executive officers. Although we have employment and consulting agreements with our executive officers, the loss of any of their services could have a material adverse effect on the success and development of our Company.  Additionally, we do not anticipate having key man insurance in place on the life of our executive officers in the foreseeable future.

The Company’s success will be dependent in part upon its ability to attract qualified personnel and consultants.

The Company’s success will be dependent in part upon its ability to attract qualified creative marketing, sales and product development teams.  The inability to do so on commercial reasonable terms may harm the Company’s proposed business.

Our Articles of Incorporation and Bylaws provide for indemnification of officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide for the indemnification of our executive officers and directors.  We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

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The market for our common stock is limited.

Our common stock is traded in the over-the-counter market and is quoted on the OTCQB under the symbol “ DROP.” Trading in stock quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects.  This volatility could depress the market price of our common stock for reasons unrelated to operating performance.  Moreover, the OTCQB is not a stock exchange, and trading of securities in the OTCQB is often more sporadic than the trading of securities listed on a quotation system like Nasdaq, or a stock exchange like NYSE/AMEX.  Accordingly, stockholders may have difficulty reselling any of their shares.

Our common stock is a penny stock.  Trading of our common stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our common stock.

Our common stock is a penny stock.  The SEC has adopted Rule 15g-9 which generally defines “ penny stock ” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.”  The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.  The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules.  Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.  We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the SEC, FINRA (the Financial Industry Regulatory Authority) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers.  FINRA’s requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse.  Such patterns include:

•	control of the market for the security by one or a few broker-dealers that are often related to a promoter or issuer;

•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“boiler room” practices involving high pressure sales tactics and unrealistic price projections by sales persons;

•	excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•	wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power.

Our Amended and Restated Articles of Incorporation allows us to issue shares of preferred stock without any vote or further action by our stockholders.  Our board of directors has the authority to fix and determine the relative rights, super-voting or other preferred voting rights, and preferences of preferred stock.  As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

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We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future.  The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

The “market overhang” from our outstanding options, warrants and convertible securities could adversely impact the market price of our common stock.

We have 142,771,210 shares of common stock issuable upon exercise of outstanding options and warrants and conversion of outstanding convertible securities, including, the Notes and the Warrants (including the Warrant Adjustment Shares). Such “market overhang” could adversely impact the market price of our common stock as a result of the dilution which would result if such securities were converted into shares of common stock.

Anti-dilution and other provisions in the Notes, the 2013 Warrants and the Placement Agent Warrants may also adversely affect our stock price or our ability to raise additional financing.

The Notes, the 2013 Warrants and the Placement Agent Warrants contain anti-dilution provisions that provide for adjustment of the Note conversion price and the warrant exercise price and the number of shares issuable under the Notes, the 2013 Warrants and the Placement Agent Warrants, upon the occurrence of certain events. If we issue shares of our common stock, or securities convertible into our common stock, at prices below the conversion price or exercise price, as applicable, the conversion price of the Notes will be reduced and the exercise price of the 2013 Warrants and Placement Agent Warrants will be reduced and the number of shares issuable thereunder will be increased. The amount of such adjustment if any, will be determined pursuant to a formula specified in the Notes and 2013 Warrants and will depend on the number of shares issued and the offering price of the subsequent issuance of securities. Adjustments pursuant to these anti-dilution provisions may result in significant dilution to the interests of our existing stockholders and may adversely affect the market price of our common stock. The anti-dilution provisions may also limit our ability to obtain additional financing on terms favorable to us.

If Warrants are exercised on a cashless basis, we will not receive any cash proceeds from such exercise.

We may not realize any cash proceeds from the exercise of the 2013 Warrants, the Series A Warrants and the Placement Agent Warrants. Holders of those warrants may opt for a cashless exercise of all or part of such warrants under certain circumstances. In a cashless exercise, the holder of a warrant would make no cash payment to us, and would receive a number of shares of our common stock having an aggregate value equal to the excess of the then-current market price of the shares of our common stock issuable upon exercise of the warrant over the exercise price of such warrant. Such an issuance of common stock would be immediately dilutive to the interests of other stockholders.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) as well as rule changes proposed and enacted by the SEC, the New York Stock Exchange/NYSE/AMEX and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance.  These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market.  Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with voluntary compliance, we have not yet adopted these measures.

We do not currently have independent audit or compensation committees.  As a result, directors have the ability, among other things, to determine their own level of compensation.  Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations as a result thereof.

We intend to comply with all corporate governance measures relating to director independence as and when required.  However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley.  The enactment of the Sarbanes-Oxley has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers.  The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders.  We may receive proceeds from the issuance of shares of our common stock upon the exercise of the Warrants, if exercised for cash. We intend to use any proceeds from exercise of the Warrants for working capital and other general corporate purposes.

We have agreed to bear the expenses (other than any underwriting discounts or commissions or agent’s commissions) in connection with the registration of the common stock being offered hereby by the selling stockholders.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are (i) those issuable to the selling stockholders upon conversion of the Notes and exercise of the 2013 Warrants and (ii) those issuable to the Placement Agents and their designees upon exercise of the Placement Agent Warrants. For additional information regarding the issuance of these securities, see “Recent Developments” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for participation of certain selling stockholders in a financing completed in June 2011, a financing completed in February 2012, the March 2013 Financing and Exchange Offer, and National Securities Corporation being party to investment banking agreements with the Company and serving as placement agent for the prior financing completed in February 2012 and as co-Placement Agent for the March 2013 Financing, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their respective ownership of shares of common stock, Notes and Warrants, as of April 26, 2013, assuming conversion of the Notes and exercise of the 2013 Warrants held by each such selling stockholder on that date but taking account of any limitations on conversion or exercise set forth therein. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders and does not take in account any limitations on (i) conversion of the Notes set forth therein or (ii) exercise of the Warrants set forth therein.

In accordance with the terms of a registration rights agreement with the Investors, this prospectus generally covers the resale of the sum of (i) 110% of the maximum number of shares of common stock issuable upon conversion of the Notes, (ii) 110% of the maximum number of other shares of common stock issuable pursuant to the Notes and (iii) the maximum number of shares of common stock issuable upon exercise of the 2013 Warrants (assuming the Warrant Share Adjustment occurs), in each case, determined as if the outstanding Notes and 2013 Warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein) as of April 26, 2013. Because the conversion price of the Notes and the Exercise Prices of the 2013 Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the Notes and the 2013 Warrants, a selling stockholder may not convert the Notes or exercise the 2013 Warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99% of the outstanding shares of the Company. The number of shares in the second column reflects these limitations. These restrictions do not apply to the Placement Agents. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

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Name of Selling Stockholder (1)	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
	Number	Percent	Number	Number	Percent

Hudson Bay Master Fund Ltd. (2)	12,000,000	4.99%	20,466,123	0	0%

Iroquois Master Fund Ltd. (3)	12,000,000	4.99%	20,466,123	2,944,451	1.3%

GRQ Consultants, Inc. 401(k) (4)	8,186,450	3.5%	8,186,450	0	0

Omnipoint Capital, LLC (5)	8,186,450	3.5%	8,186,450	0	0

Cobrador Multi Strategy Partners, LP (6)	6,398,329	2.7%	3,274,579	3,123,750	1.4%

Evolution Capital Fund I, L.P. (7)	2,882,353	1.2%	1,637,290	1,245,063	*

Rahoul and Glennis Mehra	1,637,290	*	1,637,290	0	0

Christopher J. Hubman	2,570,623	1.1%	1,637,290	933,333	*

Daniel M. Foley	3,012,353	1.1%	1,637,290	1,375,063	*

National Securities Corporation (8)	3,420,318	1.4%	1,213,501	2,206,817	*

Steven Freifeld	3,019,012	1.3%	978,500	2,040,512	*

Vincent Calicchia	1,046,645	*	340,350	706,295	*

Dawson James Securities, Inc. (9)	1,688,234	*	1,688,234	0	0

*	Less than 1%.

(1)	Includes shares of common stock which may be issued upon conversion of the Notes, in lieu of payment of cash interest under the Notes and/or upon exercise of the 2013 Warrants, based on the Conversion and Exercise Prices in effect as of the date of this prospectus and, in the case of the 2013 Warrants, assumes that the Warrant Share Adjustment occurs. As described in “Recent Developments – March 2013 Financing - Description of Securities in the March 2013 Financing,” the conversion and exercise prices of the Notes and March 2013 Warrants and the number of shares issuable upon conversion or exercise thereof, may be subject to reset based upon the trading price of our common stock during the ten (10) trading days after the date of this prospectus. In such event, the number of shares beneficially owned by the selling stockholders will increase and the volume limitations on beneficial ownership in the Notes and Warrants described above, may be applicable to the selling stockholders other than the Placement Agents.

(2)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these shares. Sander Gerber is the managing member of Hudson Bay Capital GP, LLC, which is the general partner of Hudson Bay Capital Management LP, Sander Gerber disclaims beneficial ownership over these shares.

(3)	Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund, Ltd. (“IMF”). Consequently, Iroquois Capital has voting control and investment discretion over shares held by IMF. As managing members of Iroquois Capital, Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital as investment manager to IMF. As a result of the foregoing, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares held by IMF. Notwithstanding the foregoing, Mr. Silverman and Mr. Abbe disclaim such beneficial ownership.

(4)	Barry Honig, in his capacity of Trustee, may deem to have investment discretion and voting control over these shares.

(5)	Leonard Adler, in his capacity of manager of Omnipoint Capital, LLC, may be deemed to have investment discretion and voting over these shares.

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(6)	David Graber, in his capacity as manager of the general partner of Cobrador Multi Strategy Partners, LP, may be deemed to have investment discretion and voting over these shares.

(7)	Scott Debo, in his capacity as manager of the general partner of Evolution Capital Fund, L.P., may be deemed to have investment discretion and voting control over these shares.

(8)	Leonard Sokolow in his capacity as President of National Holdings, Inc. may be deemed to have investment discretion and voting control over these shares.

(9)	Robert D. Keyser, in his capacity as Chief Executive Officer of Davison James Securities, Inc., may be deemed to have investment discretion and voting control over these shares.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock held by selling stockholders or issuable upon conversion of or pursuant to the Notes and exercise of the Warrants to permit the resale of these shares of common stock by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock, although we may receive proceeds from the exercise of the Warrants, if exercised for cash. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be affected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the Registration Statement is declared effective by the SEC;

•	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the Notes, Warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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To the extent required by the Securities Act of 1933 and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Securities Exchange Act of 1934, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be approximately $80,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act of 1933 in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act of 1933 that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

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BUSINESS

Business Overview

Fuse Science is an innovative consumer products and delivery technology holding company based in Miami Lakes, Florida. Fuse Science holds the rights to new, patent-pending technologies poised to redefine how consumers receive energy, medicines, vitamins and minerals. The Company maintains the rights to sublingual and transdermal delivery systems for bioactive agents that can now, for the first time, effectively encapsulate and charge many varying molecules in order to produce complete product formulations which can be consumed orally, applied topically or delivered otherwise sublingually or transdermally, thereby bypassing the gastrointestinal tract and entering the blood stream directly. The Fuse Science technology is designed to accelerate conveyance of medicines or nutrients relative to traditional pills and liquids and can enhance how consumers receive these products.

We plan to commercialize our proprietary technology through a dual strategy:

•	the commercialization of select sports nutrition and performance products which showcase the efficacy and ease of use to consumers leveraging the voice of and endorsement partnerships with prominent athletes to drive, brand and product awareness, and

•	targeted licensing of the proprietary technology into major over-the-counter (OTC) and pharmaceutical categories in which the delivery system offers superior product efficacy and consumption.

The Company’s initial sports nutrition and performance product, Enerjel™, was launched online on December 30, 2011, followed by its expansion into targeted retail distribution channels in mid-2012. Enerjel™ is a topical product leveraging some of our proprietary technology, which is designed to address muscle fatigue and soreness, before, during and after physical activity. In December 2012, the Company launched its initial “DROP” products, PowerFuse® (an energy formulation in a concentrated drop) and ElectroFuse® (an electrolyte formula in a concentrated drop), online, with the expansion into targeted retail distribution channels to begin in early 2013. Simultaneously, the Company is focusing on OTC and pharmaceutical licensing efforts beginning with analgesic, hypoglycemic, and hyperglycemic platforms, with the assistance of Atlas Advisors, an investment banking firm specializing in this field. We believe that our dual approach provides a foundation for a long-term strategy to deliver significant shareholder value.

We are no longer a development stage company, having transitioned to the operating stage during the second quarter of fiscal 2012. Our primary focus now is increasing market-acceptance for our products and, accordingly, increasing sales. With this change in our status, we expect that our financial condition and results of operations will undergo substantial change from what we experienced as a development stage company. In addition to recording both revenue and expense from product sales, we expect to incur increased costs for sales and marketing expenses. Accordingly, the financial condition and results of operations reflected in our historical financial statements are not expected to be indicative of our future financial condition and results of operations.

Our Technology

Delivery mechanisms for the bioactive agents of pharmaceutical and nutraceutical compounds (“bioactives”) lie within a constantly expanding field of research. As research and technology advance, so do the avenues of health and nutrition. In this field research, it is a known fact that the bioavailability of any bioactive administered to the body drastically decreases when delivered through the gastrointestinal (“GI”) tract. Through the GI tract, the amount of bioactives actually utilized is neither cost nor time efficient.

Fuse Science is developing formulations and devices, which are compatible with alternative delivery systems for energy, medicines, vitamins and minerals, among other bioactives. These alternative systems include, but are not limited to, sublingual, transdermal and buccal drug delivery methods. In most cases, bypassing the GI tract and going straight to the blood stream is a more efficient way to deliver bioactives. Administering bioactives through sublingual and buccal regions does just that.

Fuse Science has developed and continues to advance, in conjunction with its scientific team, sublingual and transdermal delivery systems for bioactives that can effectively encapsulate and charge varying molecules in order to produce product formulations which can be consumed orally, applied topically or otherwise delivered sublingually or transdermally, thereby bypassing the gastrointestinal tract and entering the blood stream directly. The delivery technology is comprised of proprietary encapsulation vesicles and ion exchange permeation enhancers.  This technology utilizes a gradient across the mucosa membrane to help deliver the bioactive more efficiently through the mucosa.

Products and Product Pipeline

We believe that through use of our delivery systems and devices, ant-inflammatory medication, analgesics and antihistamines will be able to be administered with equal or higher bioavailability. Vitamins, minerals and caffeine will be able to be delivered with more convenience and faster absorption. We anticipate a large range of pharmaceutical and nutraceutical drug bioactives will be able to be delivered through the technology used in our delivery systems, which we believe will lead to greater efficiency in cost, time, product efficacy and user compliance.

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Our current product line consists of:

•	EnerJel™ - a topical product leveraging some of our proprietary technology, which is designed to address muscle fatigue and soreness, before, during and after physical activity. The product contains a natural anti-inflammatory and energy source which is directly applied to the problem area. EnerJel™ was launched online on December 31, 2011 and expanded into targeted retail distribution channels in mid-2012.

•	PowerFuse® - Fuse Science’s first energy formula in a concentrated drop. Administered quickly and easily by mouth, it allows for optimal absorption, so that you feel energized and are able to perform at your natural best throughout the game, workout or day. PowerFuse® contains natural ingredients, causes no sugar crash with zero calories and less than half the caffeine of an eight ounce cup of premium coffee. It is available in a great tasting Berry Blast Flavor. PowerFuse® was launched online in December 2012 with expansion into targeted retail distribution channels to begin in early 2013.

•	ElectroFuse® - Fuse Science’s first electrolyte formula in a concentrated drop. Administered quickly and easily by mouth, it allows for optimal absorption of the electrolytes. ElectroFuse® contains natural ingredients, causes no sugar crash with zero calories, is easily portable and is available in a great tasting Salty-Sweet flavor. Electrofuse® was launched online in December 2012, with expansion into targeted retail distribution channels to begin in early 2013.

In support of our licensing efforts, there are a series of potential product formulations in various categories that are being contemplated or are in development through defined project platforms. It is anticipated that these formulations will be licensed and supplied to industry leaders in their respective categories. Immediate areas of focus include, but are not limited to:

Rx Applications	OTC Applications	OTC Applications (continued)

• Insulin	• Aspirin	• Analgesics
• Estradiol	• Caffeine	• Allergy
• Paclitaxel	• Folic Acid	• Cough and Cold
• Niacin	• Vitamin E	• Sleep Aids
• Nicotine	• Niacin	• Appetite Suppressants
	• Anti-Aging Skin Care	• Complex Nutraceuticals

In August 2012, we entered into a letter of intent with Macular Health, LLC (“Macular”), a leading manufacturer and distributor of macular degeneration nutritional supplements to license our proprietary delivery technology for the development of DROP formulations of Macular’s products. As of the date of this report, we have advanced through four stages of product development and currently are preparing final formulations for clinical testing, which we anticipate will be facilitated by Macular in 2013.

Manufacturing

Fuse uses Cure Pharmaceutical, Inc. (“Cure Pharma”), as a third party contract manufacturer for its products. Cure Pharma manufacturers Fuse’s products pursuant to a manufacturing agreement at a negotiated cost. The manufacturing agreement has a term currently expiring in November 2013, subject to automatic one-year renewals unless terminated by either party upon breach or upon sixty (60) days’ prior written notice. Manufacturing is conducted in Cure Pharma’s FDA inspected facility in Oxnard, California, which meets cGMP and GLP standards. The manufacturing facility operates with pharmaceutical grade equipment and processes as a standard operating practice, which will allow it to manufacture pharmaceutical grade applications of our technology.  Trade Secrets are maintained within this facility and current capacity will meet the needs of the business in the foreseeable future with adequate space for expansion.

In the event Fuse’s manufacturing agreement with Cure Pharma is terminated, Fuse currently would likely experience disruptions in product supply. Accordingly, since the fourth quarter of fiscal 2012, Fuse Science has been making capital investments in the manufacturing process to improve efficiency, reduce cost and expand output. We plan to make further capital investments in the manufacturing process during fiscal 2013 to optimize quality control, further improve operational efficiency and ensure sufficient levels of product output to meet demand. There is no assurance, however, that Fuse will be able to successfully do so.

Marketing and Sales

The launch of our sports nutrition and performance products began with the online launch of EnerJel™ on December 30, 2011, followed by its expansion into targeted retail distribution channels in mid-2012. In December 2012, we launched PowerFuse® and ElectroFuse® online, with expansion into targeted retail distribution channels to begin in early 2013. We select distribution channels which we believe create a strategic advantage for our products. Target retailers for our products include drugstores, health food stores, grocery stores, sporting goods stores and mass merchants.

During 2012, we began establishing strategic marketing and distribution relationships with various retailers, including GNC for Enerjel™ and a comparable arrangement with Dicks Sporting Goods to lead retail distribution of our DROP products.

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In February 2012, we entered into licensing and distribution agreements with Mission Product Holdings (“Mission”) who develops, manufactures and markets the Mission Athletecare™ line of skincare products. Pursuant to the license agreement, Fuse granted Mission a restricted license to use Fuse’s proprietary transdermal delivery technology in connection with the development, manufacture and marketing of Mission Athletecare™ skincare products. Under the distribution agreement, Mission has agreed to offer for sale and distribute Fuse’s line of existing and planned sports nutrition products to a network of food, drug and sporting goods retailers that currently carry the Mission brand.

We plan to continue our efforts to establish and enter into additional strategic marketing and distribution relationships.

Target consumers for our sports nutrition and performance products are active males and females who exercise frequently. It is our intent to further leverage our high profile endorsement partners to promote and generate consumer product trials via social media, database marketing and grass roots marketing efforts. We focus on athletes with a substantial social media presence in our endeavor to reach 30,000,000 target consumers with each communication leveraging our athlete partner portfolio.

During 2012, we hired a Vice President of Marketing and Clinical Research and a second employee with significant marketing experience with celebrity endorsers, social media management and “ grass roots ” marketing to enhance our marketing and sales efforts. We also established an internal sales force of four salary and commission-based salespersons, which focus on direct sales to targeted retailers, either directly or through third party distributors and wholesalers.

Endorsement Partnerships

Our endorsement partnerships represent a cornerstone for the Company’s efforts to build brand and product identity and awareness more rapidly than traditionally realized from basic advertising and promotion. This is facilitated by leveraging the social media consumer following of each sports figure to reach our target consumer base. It is believed that this will allow for more targeted marketing messages to be delivered in real time, with increased quality and relevance to our target consumers. We have entered into endorsement partnerships with the following sports figures:

•	Tiger Woods: World Leader in Golf

•	Tyson Chandler: New York Knicks

•	Paul Rodriguez: Skateboarder

•	Andre Ward: Boxer

•	Michelle Ray: IFBB Fitness Pro

•	David “Big Papi” Ortiz: Boston Red Sox

•	Jose Bautista: Toronto Blue Jays

•	Ken Griffey, Jr.: Retired Baseball Player

•	Arian Foster: Houston Texans

•	Ronde Barber: Tampa Bay Buccaneers

•	Glover Quin: Houston Texans

•	Nolan Carroll: Miami Dolphins

•	Paul Pierce: Boston Celtics

•	Florida Panthers: National Hockey League

Under these agreements, our partner athletes license us to use their name and image in connection with the promotion of our products.  They also undertake to make ongoing social media promotion of our products (e.g. Twitter, Facebook), as well as endorsements in more traditional media forums such as television and radio. In certain circumstances, our brand may be promoted on athletic gear they use.

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Intellectual Property

Our proprietary technology is comprised of a combination of filed, and to-be-filed provisional and pending patent applications as well as trade secrets that enable the full complement of the technology through each modality.. The pending patent application is licensed by Fuse through an exclusive thirty (30) year worldwide license agreement with the developer of this technology. There can be no assurance that patent applications to which we hold rights or subsequently file will result in the issuance of patents or that any patents issued will provide commercially significant protection to our technology. We also protect our trade secrets via internal corporate procedures conducive to rigid protection of our intellectual property in total. It is our diligent corporate practice to facilitate the ongoing advancement and defense of all intellectual property that support the going efforts of the Company. The Company cannot guarantee that it will not infringe on intellectual property rights belonging to third parties, that third parties will not infringe upon the intellectual property belonging to the Company, or that third parties will not develop a competing products without infringing on the Company’s intellectual property rights, any of which could harm its business.

Research and Development

We currently contract with the developer of our technology to provide product development and other research and development services. Our scientific team is enhanced by various members of our board of directors and advisory board. During 2013, we intend to start developing an in-house research and development team, who will initially coordinate these external efforts.

Competition

For the past three decades, transdermal and sublingual delivery systems have taken on an ever-expanding role in the delivery of medicines. This has been fueled by the technology’s numerous advantages over other routes of administration, including improved efficacy, fewer side effects and better patient compliance. Accordingly, we face existing and potential competition with respect to our planned product categories. Many of our current or potential competitors have longer operating histories and far greater financial and technical resources.  Accordingly, there can be no assurance that we will be able to successfully compete.

Government Regulation

Fuse Science maintains a strict policy of adherence to all government regulatory requirements to which our products are subject. Depending on the category of potential products, the regulatory requirements vary widely. Our sports and nutrition line products typically do not require prior approval of the FDA to market, but are subject to various regulations governing purity, labeling and advertising.  As we move into OTC and other medicines, FDA approval requirements are more complex and the cost of compliance therewith increase.  We anticipate that regulatory compliance for these product categories will be undertaken and the cost thereof borne by our planned licensees.

Employees

The Company currently employs six full time persons, including its executive officers. We also have an internal sales force of four salary and commission-based salespersons, who focus on direct sales. We use non-employee consultants to assist us in formulating research and development strategy, preparing regulatory submissions, developing protocols for clinical trials, and designing, equipping and staffing our manufacturing facilities and business development. These consultants and advisors usually have the right to terminate their relationship with us on short notice. As the Company expands its operations, it will be required to hire technical, marketing and sales and administrative personnel on a full time basis.

Properties

We currently lease approximately 3,000 square feet of office and warehouse space in Miami Lakes, Florida. The space is occupied pursuant to a two (2) year lease with a non-affiliated party expiring in January 2014, at a monthly rental of $1,950, including taxes.

Legal Proceedings

A dispute had arisen between the Company and Maurice “Hank” Durschlag, the Company’s former President, with respect to approximately $70,000 in fees allegedly due under a consulting agreement entered into in March 2011 prior to the Company’s April 2011 acquisition of the Delaware corporation now known as FSR&D, Inc. Mr. Durschlag instituted a breach of contract action in North Carolina state court and the Company was served in such action on March 18, 2013. The parties have entered into a confidential settlement agreement effective as of April 15, 2013 in full and complete resolution of their respective obligations under the consulting agreement, which includes a clear duty of Mr. Durschlag to cooperate regarding Fuse Science’s prosecution and advocacy of its current international patent application portfolio.

We are not currently subject to any other material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently traded in the over-the-counter market, and is quoted on the OTCQB under the symbol “DROP.” Prior to November 3, 2011, our common stock traded under the symbol “DEGH.”

QUARTER ENDED	HIGH	LOW
	($)	($)

December 31, 2010	.02	.00
March 31, 2011	.01	.00
June 30, 2011	.02	.00
September 30, 2011	.01	.00

December 31, 2011	.64	.56
March 31, 2012	.37	.36
June 30, 2012	.30	.29
September 30, 2012	.12	.11

December 31, 2012	.25	.11

March 31, 2013	.28	.15

On April 26, 2013, the high, low and closing price for our common stock was $0.12.

OTCQB quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and; (vi) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) a monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules.  Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Outstanding Shares and Holders of Our Common Stock

As of April 26, 2013, we have 234,586,984 shares of common stock issued and outstanding and approximately 80 holders of record.

Rule 144 Shares

Rule 144 provides that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six months (if the issuer is a reporting company) or 12 months (if the issuer is a non-reporting company, as is the case herein), may, under certain conditions, sell all or any of his shares without volume limitation.  Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock in any three month period.  There is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for the three months prior to sale) after the restricted securities have been held by the owner for the aforementioned prescribed period of time.

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However, Rule 144 is unavailable for the resale of restricted securities initially issued by a blank-check or shell company, both before and after a business combination, despite technical compliance with the requirements of Rule 144.  As we were a blank check company prior to 1996, such restricted securities can be resold only through a registered offering or pursuant to another exemption from registration.  Notwithstanding the foregoing, a person who beneficially owns restricted securities of a company which:

(a)           has ceased to qualify as a blank-check or shell company;

(b)           is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;

(c)           has filed all reports and other materials required to be filed by Section 13 or 15(d), as applicable, during the preceding 12 months (or such shorter period that the company was required to file such reports and materials); and

(d)           has filed certain information with the SEC, (in our case, this registration statement) reflecting that it is no longer a blank-check or shell company;

may, after one year has elapsed from the effective date of this registration statement, within any three-month period resell a number of such restricted securities that does not, with respect to the ordinary shares, exceed the volume limitations set forth above.

Dividends on Common Stock

We have not previously declared a cash dividend on our common stock and we do not anticipate the payment of dividends in the near future.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Results of Operations

Three Months Ended December 31, 2012 as Compared to Three Months Ended December 31, 2011

Revenues and Gross Profit

	Three Months ended
	December 31,		$	%
	2012	2011	Change	Change

Sales, net	$40,711	$-	$40,711	100%
Cost of Sales	10,988	-	10,988	100%
Gross Margin	$29,723	$-	$29,723	100%

Sales

Net Sales were $40,711 for the three months ended December 31, 2012, as compared to $ 0 for the three months ended December 31, 2011. The increase in sales is due to a limited roll out of Enerjel™, Powerfuse™ and Electrofuse™, primarily through online sales while the Company focuses on a full retail roll out through its establishment of distribution partnerships, which began shipping in during the fourth quarter of 2012.

Gross Profit

Gross profit percentage during the three months ended December 31, 2012 was 73%. Sales for the three months consisted of Enerjel™, Powerfuse™ and Electrofuse™.

Operating Costs and Expenses

	Three Months ended
	December 31,		$
	2012	2011	Change

General and administrative	$1,190,013	$468,622	$721,391
Sales and Marketing	748,318	342,862	405,456
Research and development	1,600	-	1,600
	$1,939,931	$811,484	$1,128,447

Our operating expenses were $1,939,931 and $811,484 for the three months ended December 31, 2012 and December 31, 2011, respectively, an increase of $1,128,447 from 2011 to 2012, reflecting increased operations. For the three months ending December 31, 2012, $557,167 was recorded for share-based compensation and amortization of deferred compensation. This compares with $451,151 for share-based compensation and amortization of deferred compensation for the three months ending December 31, 2011. The deferred compensation expense in 2012 and 2011 represents the amortized fair value of stock and options issued for services to non-employees. The share-based compensation charges to operations in 2012 and 2011 were primarily for stock options granted under our 2011 Incentive Stock Plan to executive officers and were made so that their interests would be aligned with those of shareholders, providing incentive to improve Company performance on a long-term basis. Grants of stock options were also made to third parties for various services rendered and as additional compensation for financing agreements. Amortization of deferred compensation is recorded in general and administrative expenses. Share-based compensation expense is included in sales and marketing and general and administrative expenses.

General and Administrative Expenses

For the three months ended December 31, 2012 and 2011, general and administrative expenses were $1,190,013 and $468,622, respectively. The increase of $721,391 is primarily composed of decreases in non-cash stock-based compensation costs of $171,856 to consultants and $333,431 in compensation expenses to employees. General and administrative expenses consist primarily of compensation and support costs for management and administrative staff, and for other general and administrative costs, including professional fees related to accounting, finance, and legal services as well as other operating expenses.

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	Three Months ended December 31,
	2012	2011

Professional fees	$576,347	$178,274
Salaries and benefits	494,541	106,394
Other general and administrative expense	119,125	183,954
	$1,190,013	$468,622

Professional Fees Expense

Professional fees expense increased to $576,347 for the three months ended December 31, 2012, from $178,274 for the three months ended December 31, 2011. This increase was due to the Company’s requirements for legal, compliance, protection and accounting and consulting services related to the Company’s ongoing day-to-day business dealings and execution of its business plan, including, accounting, financial reporting and SEC compliance. Professional fees expense increase also includes $171,856 in non-cash compensation.

Salary and Benefits

Salary and benefits amounted to $494,541 for the three months ended December 31, 2012 from $106,394 for the three months ended December 31, 2011. The increase of approximately $388,000 was due to an increase in personnel headcount. Prior to April 1, 2012 the Company limited payments to employees and consultants based on cash availability resulting in underpayment of salaries. During the second quarter of the fiscal year the Company hired additional personnel. The payroll increase includes $333,431 in non-cash compensation.

Sales and Marketing

For the three months ended December 31, 2012 and 2011, sales and marketing expenses were $748,318 and $342,862, respectively. The increase of $405,456 is primarily due to the marketing efforts for Enerjel™, and PowerFuse™ and ElectroFuse™, which were subsequently launched online in December 2012. In February 2012, the Company entered into a marketing and distribution agreement with Mission to market the Company’s products through their distribution channels. This agreement included comprehensive marketing services and heavy commercialization efforts during the first ten (10) months. The Company paid Mission approximately $650,000 for these services, which is amortized over 10 months. Included in the increase in 2012 is amortization of deferred compensation (non-cash) of approximately $104,039 as of December 31, 2011 compared to $274,481 as of December 31, 2012. The Company’s products are endorsed by a number of professional athletes which are remunerated cash and non-cash payments. The increase in sales and marketing is also attributed to endorsement contracts with these professional athletes. Sales and marketing expenses consist primarily of compensation and support costs for sales and marketing personnel, professional services, promotional, marketing and related activities.

Research and Development

Included in our operating expenses for December 31, 2012 is approximately $1,600 for research and development expenses compared to $0 for December 31, 2011. Research and development expenses consist primarily of compensation for contractors engaged in internal research and product development activities, laboratory operations, and related expenses. The Company considers research and development of its technology and the science behind its products an important cornerstone of its continuing efforts. As the Company progresses it will continue to invest in research and development and anticipates increases year over year.

Other Income (Expense)

Other income (expense) consists of the following:

	Three Months ended December 31,
	2012	2011
Beneficial conversion feature of convertible notes payable	$-	$(148,183)
Interest expense	(194,966)	(39,713)
	$(194,966)	$(187,836)

Beneficial Conversion Feature

Beneficial conversion feature (“BCF”) was $0 for the three months ended December 31, 2012, as compared to $148,183 for the three months ended December 31, 2011, a decrease of $148,183. This decrease is the result of the December 2011 Notes in the amounts of $75,000 and $60,000 which were rolled into our February 2012 Notes.  Also included is approximately $50,000 BCF relating to January 2012 Notes. There were no new convertible notes as of December 31, 2012.

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Interest Expense

Interest expense is primarily attributable to new convertible notes payable issued during first the fiscal quarter ended December 31, 2011 and those issued in February of 2012. Interest expense amounted to $194,966 for the three months ended December 31, 2012, as compared to interest expense of approximately $39,713 for the three months ended December 31, 2011. Also included in interest expense is amortization of financing fees related to the February 2012 notes and amortization of note discounts on the balance of the outstanding notes. Most of these note holders have already converted a portion of the outstanding notes into common stock. During the three months ended December 31, 2012, a total of 1,066,461 shares of common stock were issued in satisfaction of convertible debt with a face value in the amount of $138,001. Included in the amount is amortization of financing charge of approximately $14,000 and amortization of debt discounts in the amount of $51,116.

Other Comprehensive Income (Loss)

The Company had an unrealized gain from its available-for-sale securities of $0 and $12,830 in the three months ended December 31, 2012 and 2011, respectively, resulting in a comprehensive loss of $2,105,174 and $986,550 for the three months ending December 31, 2012 and 2011, respectively.

Year Ended September 30, 2012 As Compared to Year Ended September 30, 2011

Revenues and Gross Profit

	Year ended
	September 30,		$	%
	2012	2011	Change	Change

Sales, net	$105,413	$-	$105,413	100%
Cost of Sales	31,234	-	31,234	100%
Gross Margin	$74,179	$-	$74,179	100%

Sales

Net Sales were $105,413 for the year ended September 30, 2012, as compared to $ 0 for the year ended September 30, 2011. The increase in sales is due to a limited roll out of Enerjel™, our initial product, primarily through online sales while the Company focuses on a full retail roll out through its establishment of distribution partnerships, which began shipping in during the fourth quarter of 2012.

Gross Profit

Gross profit percentage during the year ended September 30, 2012 was 70%. Sales for the period consisted of Enerjel™, the Company’s only marketed product. Sales were made through the Company’s website and for a short period during 2011, through Amazon.com and GNC.

Operating Costs and Expenses

	Year ended
	September 30,		$
	2012	2011	Change

General and administrative	$4,118,264	$1,483,273	$2,634,991
Sales and Marketing	3,172,416	131,034	3,041,382
Research and development	204,541	-	204,541
	$7,495,221	$1,614,307	$5,880,914

Our operating expenses were $7,495,221 and $1,614,307 for the years ended September 30, 2012 and 2011, respectively, an increase of $5,880.914 for 2011 to 2012, reflecting increased operations. In 2012, $2,078,185 was recorded for share-based compensation and amortization of deferred compensation. This compares with $647,703 for share-based compensation and amortization of deferred compensation for the period ending September 30, 2011. The deferred compensation expense in 2012 and 2011 represents the amortized fair value of stock and options issued for services to non-employees. The share-based compensation charges to operations in 2012 and 2011 were primarily for stock options granted under our 2011 Incentive Stock Plan to executive officers and were made so that their interests would be aligned with those of shareholders, providing incentive to improve Company performance on a long-term basis. Grants of stock options were also made to third parties for various services rendered and as additional compensation for financing agreements. Amortization of deferred compensation is recorded in general and administrative expenses. Share-based compensation expense is included in sales and marketing and general and administrative expenses.

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General and Administrative Expenses

For the years ended September 30, 2012 and 2011 general and administrative expenses were $4,118,264 and $1,483,273, respectively. The increase of $2,634,991 is primarily composed of decreases in non-cash stock-based compensation costs of $392,924 to consultants and $644,636 in compensation expenses to employees. General and administrative expenses consist primarily of compensation and support costs for management and administrative staff, and for other general and administrative costs, including professional fees related to accounting, finance, and legal services as well as other operating expenses.

	Year ended September 30,
	2012	2011

Professional fees	$2,231,952	$787,328
Salaries and benefits	1,542,848	620,055
Other general and administrative expense	343,464	75,890
	$4,118,264	$1,483,273

Professional Fees Expense

Professional fees expense increased to $2,231,952 for the year ended September 30, 2012, from $787,328 for the year ended September 30, 2011. This increase was due to the Company’s requirements for legal, compliance, protection and accounting and consulting services related to the Company’s ongoing day-to-day business dealings and execution of its business plan, including, accounting, financial reporting and SEC compliance. Professional fee expense increase includes $392,924 in non-cash compensation.

Salary and Benefits

Salary and benefits increased by $922,793 to $1,542,848 for the year ended September 30, 2012 from $620,055 for the year ended September 30, 2011. The increase was due to an increase in personnel headcount. Prior to April 1, 2012 the Company limited payments to employees and consultants based on cash availability resulting in underpayment of salaries. During the second quarter of the fiscal year the Company hired additional personnel. The payroll increase includes $644,636 in non-cash compensation.

Sales and Marketing

For the years ended September 30, 2012 and 2011, sales and marketing expenses were $3,172,416 and $131,034, respectively. The increase of $3,041,382 is primarily due to the marketing efforts for Enerjel™ and our DROP under development, which were subsequently launched online in December 2012. In February 2012, the Company entered into a marketing and distribution agreement with Mission to market the Company’s products through their distribution channels. This agreement included comprehensive marketing services and heavy commercialization efforts during the first ten (10) months. The Company paid Mission approximately $650,000 for these services, which is amortized over 10 months. Included in the increase in 2012 is amortization of deferred compensation (non-cash) of approximately $104,039 as of September 30, 2011 compared to $1,040,642 as of September 30, 2012. The Company’s products are endorsed by a number of professional athletes which are remunerated cash and non-cash payments. The increase in sales and marketing is also attributed to endorsement contracts with these professional athletes. Sales and marketing expenses consist primarily of compensation and support costs for sales and marketing personnel, professional services, promotional, marketing and related activities.

Research and Development

Included in our operating expenses for 2012 is approximately $205,000 for research and development expenses compared to $0 for 2011. Research and development expenses consist primarily of compensation for contractors engaged in internal research and product development activities, laboratory operations, and related expenses. The Company considers research and development of its technology and the science behind its products an important cornerstone of its continuing efforts. As the Company progresses it will continue to invest in research and development and anticipates increases year over year.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity

The following table summarizes total current assets, liabilities and working deficit at December 31, 2012 compared to December 31, 2011.

	December 31, 2012	December 31, 2011	Increase/(Decrease)

Current Assets	$739,539	$219,375	$520,164
Current Liabilities	$1,160,923	$844,471	$316,452
Working Deficit	$(421,384)	$(625,096)	$203,712

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As December 31, 2012, we had a working deficit of $(421,384), as compared to a working deficit of $(625,096) at December 31, 2011, an increase of $203,712. The decrease is primarily attributable to the Company’s issuance of $250,000 from our 9% due on demand notes, as well as $1.5 million for warrants exercised on February 2012 Notes.

Net cash used in operating activities for the three months ended December 31, 2012 and 2011 was $(1,384,434) and $(281,249), respectively. The net loss for the three months ended December 31, 2012 and 2011 was $(2,105,174) and $(999,380), respectively.

Net cash used in and provided by investing activities for the three months ended December 31, 2012 and 2011 respectively, was $(19,979) and ($21,190), respectively. The Company purchased equipment during the three months ended December 31, 2012.

Net cash obtained through all financing activities for the three months ended December 31, 2012 was $1,648,746, as compared to $315,000 which was used for the three months ended December 31, 2011. The increase of approximately $1,333,746 is primarily related to a February 2012 private placement of convertible notes and warrants for approximately $3.2 million and the subsequent exercise of a portion of such warrants which generated approximately $1.3 million. Besides the foregoing existing notes and warrants, the Company issued additional notes and warrants (which we exercised) generating $1,521,324 in cash for the Company.

Our primary source of operating cash has been through private placements of our securities, principally convertible notes and warrants and the subsequent exercise of certain of those warrants.

Management estimates that it will need between $3,500,000 and $5,000,000 in capital during fiscal 2013 to continue to commercialize our products, license our technology and otherwise fully implement our business plan. We have no commitments to raise any such capital. If such capital is not available when needed on commercially reasonable terms or otherwise, we may have to scale down or delay implementation of our business plan in whole or in part and curtail its business activities, which would seriously harm the Company and its prospects.

Going Concern

The Company's financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. However, the Company has incurred significant losses and experienced negative cash flow since its inception. At December 31, 2012, the Company had cash of approximately $306,383 and a deficit in working deficit of $(421,384). Further, at December 31, 2012, the accumulated deficit amounted to $25,219,218. As a result of the Company's history of losses and unfavorable financial condition, there is substantial doubt about the ability of the Company to continue as a going concern.

The Company will require additional funding of between $2,000,000 and $3,500,000 during fiscal 2013, in addition to the proceeds of the March 2013 Financing, to finance the growth of its current and expected future operations, as well as to achieve its strategic objectives. The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

In response to these problems, management has taken the following actions:

•	continue with the implementation of our business plan;

•	generate new sales from expanded retail distribution of EnerJel™, PowerFuse™ and ElectroFuse™;

•	seeking additional third party debt and/or equity financing;

•	continue facilitation of licensing efforts; and

•	allocate sufficient resources to continue with advertising and marketing efforts.

A successful transition to attaining profitable operations is dependent upon obtaining sufficient financing to fund the Company’s planned expenses and achieving a level of revenues adequate to support the Company’s cost structure. Management plans to finance future operations through the use of cash on hand, increased revenues and capital raised through equity or debt financing. We also expect to receive proceeds from stock warrant exercises from existing shareholders. As the Company’s product continues to gain market acceptance, the Company expects sales in fiscal 2013 and beyond to substantially increase.

There can be no assurances that the Company will be able to achieve its projected level of revenues in fiscal 2013 and beyond. If the Company is unable to achieve its projected revenues and is not able to obtain alternate additional financing of equity or debt, the Company would need to significantly curtail or reorient its operations during 2013, which could have a material adverse effect on the Company’s ability to achieve its business objectives and as a result may require the Company to file for bankruptcy or cease operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts classified as liabilities that might be necessary should the Company be forced to take any such actions.

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Our future expenditures will depend on numerous factors, including: the rate at which we can introduce and sell products; the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; and market acceptance of our products and competing technological developments. We expect that we will incur between $3,500,000 and $5,000,000 in cash expenditures for our operating expenses during fiscal 2013. As we expand our activities and operations, our cash requirements are expected to increase at a rate consistent with revenue growth after we have achieved sustained revenue generation.

RECENT ACCOUNTING PRONOUNCEMENTS

New Accounting Standards

There are several new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”) which are not yet effective.  Each of these pronouncements, as applicable, has been or will be adopted by the Company.  Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company’s financial position or operating results.  See Note 2.

Critical Accounting Policies

The SEC issued “Cautionary Advice Regarding Disclosure about Critical Accounting Policies”; suggesting companies provide additional disclosure and commentary on their most critical accounting policies.  The SEC defined the most critical accounting policies as the ones that are most important to the portrayal of a company’s financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.  Based on this definition our most critical accounting policies are in process of evolving while we move from the development stage to the operational stage of our business cycle.

Off-Balance Sheet Arrangements

None.

Tabular Disclosure Of Contractual Obligations

None.

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MANAGEMENT

Directors and Executive Officers

Our directors and executive officers and their respective ages and titles are as follows:

Name	Age	Position

Brian Tuffin	47	Chief Executive Officer, Acting Chief Financial Officer and Director

Rubin Hanan	45	President, Chief Operating Officer and Director

Adam Adler	29	Chief Business Development Officer and Director

Jeanne Hebert	44	Vice President of Marketing and Clinical Research

Richard S. Hutchings, Ph.D.	56	Director

David J. Berkoff, M.D.	42	Director

R. Douglas Armstrong, Ph.D.	59	Director

James T. Frederick, Ph.D.	54	Director

Neil Chin	43	Director

Ricardo Harris	54	Director

Set forth below is a description of the background and business experience of each of our directors and executive officers.

Brian Tuffin became a director, President and Chief Operating Officer of the Company on April 14, 2011 and became the Chief Executive Officer and Acting Chief Financial Officer of the Company on November 28, 2011.  Mr. Tuffin began his career at Procter & Gamble in 1988 and advanced through several sales and marketing positions as he elevated through the consumer product giant, then PepsiCo, Draft and SC Johnson over the next 20 years.  Mr. Tuffin spent two years working around the world helping build global capabilities for SC Johnson prior to serving as President of the Canadian company for SC Johnson from March 2000 to December 2004, where he led corporate performance for four of his five years.  In December 2004, Mr. Tuffin partnered with the Clairvest Group to acquire ObusForme for which he served as the Chief Executive Officer until 2008.  Since then, Mr. Tuffin has been an investor in and board member of various medical consumer products companies.

Mr. Tuffin has substantial industry and management experience, having served in senior management positions for the last 23 years.  He has experience in medical and consumer product fields and is uniquely qualified to bring strategic insight, experience and in-depth knowledge to the board.  Mr. Tuffin has a dual Bachelor of Science degree from The Ohio State University.

Rubin Hanan became our President and Chief Executive Officer on November 28, 2011 and a director on March 14, 2012.  Since January 2009, Mr. Hanan has been President of Executive Leadership Intelligence, Inc. (“ELI”), a consulting firm he founded which focuses on retail brand and product development.  From 2006 to 2009, Mr. Hanan served as President and Chief Executive Officer of the Champs Sports division of Foot Locker, Inc., one of the largest retailers of athletic products in the world, where he was responsible for setting overall strategy and managing an organization with 9,000 employees.  From 2005 to 2006, Mr. Hanan served as Chief Executive Officer of Foot Locker Canada and from 2003 to 2005, he served as Senior Vice President of Retail Brand Marketing for parent company Foot Locker, Inc., where he was responsible for the marketing strategy of the Foot Locker, Lady Foot Locker, Kids Foot Locker, Footaction and Champs Sports divisions.  From 2000 to 2003, Mr. Hanan served as Vice President of Marketing of Champs Sports, where he was tasked with refocusing and reinvigorating the division’s marketing strategy.  Mr. Hanan holds bachelor’s degrees in marketing and management from the University of Alabama.  His marketing experience makes him a valuable addition to management.

Adam Adler became Chief Executive Officer, Acting Chief Financial Officer and a director of the Company on April 14, 2011.  On November 28, 2011, he stepped down from the positions of Chief Executive Officer and Acting Chief Financial Officer and subsequently assumed the position of Chief Business Development Officer, while continuing to serve as director.  From 2007 until joining the Company, Mr. Adler acted in various consulting capacities.  In 2005, Mr. Adler co-founded the Ultimate Social Network, Inc., a social networking and modeling contact website, and served as its CEO until is sale in 2007.  The social networking and modeling contest website worked with many Fortune 500 companies, of which Mr. Adler built and maintained close relationships with and which experience makes Mr. Adler a valuable member of our board.  Mr. Adler holds dual bachelor’s degrees from the University of South Carolina in Columbia, South Carolina.

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Jeanne Hebert joined the Company full time as its Vice President of Marketing and Clinical Research in February 2012 after serving on our advisory board since April 2011. Ms. Hebert brings more than 20 years sales, marketing and research experience in the pharmaceutical and medical device industries, having worked for leading global manufacturers Bristol-Myers Squibb, Bayer Pharmaceutical, Merck & Co. and Integral Orthopedics, Inc.

During her tenure at Merck, from November 1999 to May 2005, she provided direction on science-based content to support Merck's strategic objectives in the Respiratory and Ophthalmology franchises.  As a member of their scientific advisory board, she created the scientific platform for the Respiratory Health Science organization.  In addition to crafting compelling sales messages from the supporting science, her role involved identifying and engaging thought leaders (leading researchers and academics), in peer-level, scientific discussions to convert them into advocates for Merck's products.

From May 2005 to June 2008, Ms. Hebert worked for and was vice president of marketing and member of the senior executive team of Integral Orthopedics.  In this capacity, she advanced product innovation through development and commercialization phases, including work with suppliers on product design and advanced medical prototyping.  Ms. Hebert led aggressive corporate intellectual property protection via case management, better designs and web protection strategies to strengthen the company's defenses against competition.  In her executive capacity, she also designed and initiated Integral Orthopedics' internal and external clinical studies and provided oversight on testing of new products in the company's internal research facility, leading to favorable outcomes and the launch of several new products. From June 2008 to June 2010, she was Vice President of Marketing for DBI Inc., a medical product innovation company focused in the field of podiatry and from June 2010 to February 2012, Ms. Hebert has worked as a technical analyst and consultant for Boeing.

Ms. Hebert holds a B.S. degree in biology from Washington State University.

Richard S. Hutchings, Ph.D., who joined our board of directors on June 2, 2011, began his professional career in 1983 with Drackett Company, where he served as director of such products as Windex™, Endust™, Vanish™, and Renuzit™.  Under his leadership, Drackett secured patents for sodium chlorite-based odor elimination, oxidation chemistry, and the invention of the Vanish™ Drop-ins automatic toilet bowl cleaner.  When SC Johnson acquired Drackett in 1992, Dr. Hutchings remained with the company and advanced through a series of senior roles including service on the acquisition team for Dow Brands and subsequently as global head of research, development and engineering for the launch of both the Glade™ Liquid Electric Air Freshener and Oust™ Odor Eliminator, before becoming SC Johnson’s global Chief Technical Officer in October 2004.  Dr. Hutchings retired from SC Johnson in January 2008.

Dr. Hutchings holds a bachelor’s degree in chemistry and physics from Mercer University and a Ph.D. in physical chemistry from the University of Tennessee, Knoxville, where his thesis work focused on solution thermodynamics.  We believe that his scientific and technical experience brings a significant addition to our Board of Directors.

David J. Berkoff M.D. who joined our board of directors on June 22, 2011, is a practicing physician in the fields of emergency medicine and sports medicine.  From 2007 to 2011, he practiced at Duke University Medical Center and also served as an Associate Professor at Duke University Medical School in the areas of Emergency Medicine and Sports Medicine, as well as a team physician to many of Duke University’s sports teams.  In July 2011, Dr. Berkoff joined the Department of Orthopedics at the University of North Carolina, Chapel Hill School of Medicine.

Dr. Berkoff received his undergraduate degree from the University of Michigan and completed his medical training at the Albert Einstein College of Medicine at Yeshiva University in New York City.  We believe Dr. Berkoff’s extensive experience and research with top athletes and endurance sports make him ideally suited to help guide our Company’s ongoing product development and commercial product efforts.

R. Douglas Armstrong, Ph.D., became a director of the Company on March 13, 2012. He has over 25 years of life science industry business and finance experience, with emphasis on early stage and emerging growth life science companies. Dr. Armstrong is a seasoned and diverse life science operational and banking executive, who served as the CEO of TyraTech from December 2006 to early 2010 and the CEO of Aastrom Biosciences (where he was also Chairman) from 1991 to 2006, leading both through initial public offerings. He specializes in development and implementation of capital strategies having personally led over $300 million in capital raises through a variety of public, PIPE and other structured deals, including strategic partnering transactions. Since July 2011, Dr. Armstrong has served as a member of the senior management of Tekesta Capital Partners, a division of WestPark Capital, Inc., and since 2010, as a founding partner and President of Auxol Capital, LLC, a life science investment fund. From February 2010 to July 2011, Dr. Douglas served as Senior Managing Director of Corporate Finance for LifeTech Capital, a division of Aurora Capital, LLC. Dr. Armstrong also served as a staff scientist for The Burnham Institute (La Jolla Cancer Research Institute) from 1987 to 1991, and as Assistant Professor, Department of Pharmacology and Cancer Research Institute at the University of California from 1983 to 1987. Dr. Armstrong holds a Ph.D. degree in Pharmacology from the Medical College of Virginia and a BA degree in Chemistry from the University of Richmond. We believe that his experience in overseeing the growth of emerging life science companies makes him a valuable addition to the board of directors.

James T. Frederick, Ph.D., became a director of the Company on March 14, 2012. He is a proven global human resource executive who has built businesses with superior talent throughout the world over the past 25 years. Dr. Frederick has firsthand human resources experience in more than 50 countries throughout North America, Europe, Asia, Africa and Latin America. His experience working with executives and leaders of Fortune 25 companies spans across the full human resources spectrum with particular expertise in talent acquisition and organizational design for fast moving companies.

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Dr. Frederick joined Covidien in January 2011 and is currently Head of Human Resources, Latin America for this global healthcare products company. Prior thereto, Dr. Frederick served as Human Resources Director – Cellular Analysis and Latin America for Beckman Coulter from May 2008 until December 2010 and as a Human Resources Executive for Truworths International in Cape Town, South Africa from 2006 until May 2008.

Dr. Frederick received his Bachelor's degree from the University of Wisconsin and his Masters and Ph.D. degree from the Illinois Institute of Technology. He has published a variety of articles in The Journal of Applied Psychology, Personnel Psychology and The Academy of Management . Dr. Frederick’s human resources experience brings added depth to our board of directors.

Neil Chin , who became a director of the Company on March 14, 2012, has served as Chief Marketing Officer at Alasko Foods, Inc., a Canadian company specializing in premium quality frozen fruits and vegetables since January 2011. From 2003 to December 2011, Mr. Chin served as vice president of marketing at SC Johnson, leading year-over-year market share growth for more than 200 new and established brands that redefined multi-billion dollar categories. Over the years, he managed such leading global brands as Windex®, Pledge®, Raid®, Glade®, ZipLoc®, Nature Valley® and Old El Paso®. Mr. Chin has also launched numerous new products successfully, rebuilt existing brands, pioneered new business channels, and developed new integrated marketing approaches to connect with consumers. He holds a bachelor's degree in business administration, with honors, from Wilfrid Laurier University, and a master's certificate in marketing communications from the Schulich Executive School of Business. Mr. Chin’s marketing experience brings further depth to our board of directors.

Ricardo Harris , who became a director of the Company on March 14, 2012, founded and served as President of RL Enterprise & Associates, LLC since 2006, specializing in business development consulting, executive coaching and recruiting. Prior thereto, Mr. Harris served as vice president of North American sales at Michelin, the world's leading tire company from 2003 to 2006. In this capacity, he grew the company's market share with independent retailers, car dealers, distributors, wholesalers and other major accounts across both the United States and Canada.

In 2003, Mr. Harris completed a 19-year career at SC Johnson, where he advanced through sales, marketing and general management positions to eventually become the company's United States national sales manager, directly overseeing 350 salespeople with more than $1 billion in annual sales. He was subsequently appointed president and general manager of SC Johnson's Puerto Rico and Caribbean operations, and under his leadership, the subsidiary delivered the highest sales, market share and profit growth in its history, while becoming the company's fastest growing operation. Mr. Harris is an alumnus of The Ohio State University, where he holds BS and MBA degrees from the Fisher School of Business. Mr. Harris was recently appointed by the Governor of the State of South Carolina to the State's Commission of Minority Affairs as board member and chairperson. Mr. Harris’ broad business experience makes him a valuable addition to our board of directors.

There are no family relationships among our directors and executive officers.

Terms of Directors and Executive Officers

Effective with the filing with the Secretary of State of Nevada of our Amended and Restated Articles of Incorporation on December 27, 2011, our board of directors has been divided into three classes, Class I, Class II and Class III.  Class I, Class II and Class III directors will initially be elected at the Company’s next annual meeting of shareholders for terms of one year, two years and three years, respectively.  Class I directors elected at the next annual meeting will hold office for one year; Class II directors will hold office for two years; and Class III directors will hold office for three years; and, in each case, until their successors are duly elected and qualified or until their earlier death, resignation or removal.  At each annual meeting of shareholders, directors elected to succeed those in the class whose terms then expire will be elected for three-year terms so that the terms of one class of directors will expire each year.  Thus, our shareholders will elect only approximately one-third of the directors at each annual meeting.  In addition, the board of directors may fill any vacancies which occur for the remainder of the term of the director who ceases to be a director.  We have not yet designated which directors will be in each class.

Our executive officers are elected by our board of directors and serve at the discretion of the board.

Board Committees and Independence

In March 2012, our board of directors established three committees, an audit committee, a compensation committee and a scientific advisor committee. We also plan to establish a nominating and corporate governance committee. The audit committee currently consists of Dr. R. Douglas Armstrong, Mr. Neil Chin and Dr. Richard S. Hutchings. The compensation committee currently consists of Dr. James T. Frederick, Mr. Ricardo Harris and Dr. David J. Berkoff and the scientific advisor committee currently consists of Dr. Richard S. Hutchings, Dr. David J. Berkoff and Dr. R. Douglas Armstrong. Our board of directors has determined that each of our non-employed directors is “ independent ” within the meaning of the applicable rules and regulations of the SEC and the listing standards of the Nasdaq Stock Market.

Audit Committee

The audit committee assists our board of directors in its oversight of the company’s accounting and financial reporting processes and the audits of the company’s financial statements, including (i) the quality and integrity of the company’s financial statements, (ii) the company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence and (iv) the performance of our company’s internal audit functions and independent auditors, as well as other matters which may come necessary or appropriate, among its several other responsibilities, shall:

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•	be responsible for the appointment, compensation, retention, termination and oversight of the work of any independent auditor engaged for the purpose of preparing or issuing and audit report or performing other audit, review or attest services for our company;

•	Discuss the annual audited financial statements and the quarterly unaudited financial statements with management and the independent auditor prior to their filing with the Securities and Exchange commission in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

•	review with the company’s financial management on a period basis (a) issues regarding accounting principles and financial statement presentations, including any significant changes in our company’s selection or application of accounting principles, and (b) the effect of any regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of our company;

•	monitor our company’s policies for compliance with federal, state, local and foreign laws and regulations and our company’s policies on corporate conduct;

•	maintain open, continuing and direct communication between the board of directors, the audit committee and our independent auditors; and

•	monitor our compliance with legal and regulatory requirements and shall have the authority to initiate any special investigations of conflicts of interest, and compliance with federal, state and local laws and regulations, including the Foreign Corrupt Practices Act, as may be warranted.

Dr. Richard S. Hutchings is the chairman of our audit committee.

Compensation Committee

The compensation committee aids our board of directors in meeting its responsibilities relating to the compensation of our company’s executive officers and to administer all incentive compensation plans and equity-based plans of the company, including the plans under which company securities may be acquired by directors, executive officers employees, endorsers and consultants. Further, the compensation committee, to the extent it deems necessary or appropriate, among its several other responsibilities, shall:

•	review periodically our company’s philosophy regarding executive compensation to (i) ensure the attraction and retention of corporate officer; (ii) ensure the motivation of corporate officers to achieve our company’s business objectives, and (iii) align the interests of key management with the long-term interests of our company’s shareholders;

•	review and approve corporate goals and objectives relating to Chief Executive Officer compensation and other executive officers of our company;

•	make recommendations to the board of directors regarding compensation for non-employee directors, and review periodically non-employee director compensation in relation to other comparable companies and in light of such factors as the compensation committee may deem appropriate; and

•	review periodically reports from management regarding funding our company’s pension, retirement, long-term disability and other management welfare and benefit plans.

Dr. James T. Frederick is the chairman of our compensation committee.

Nominating and Corporate Governance Committee

Upon formation, the nominating and corporate governance committee will recommend to the board of directors individuals qualified to serve as directors and on committees of the board of directors to advise the board of directors with respect to the board of directors composition, procedures and committees to develop and recommend to the board of directors a set of corporate governance principles applicable to our Company; and to oversee the evaluation of the board of directors and our Company’s management.

Scientific Advisory Committee

The scientific advisory committee oversees the Company’s patents, trademarks and other intellectual property and recommends to management and the board of directors various measures to protect such intellectual property. Dr. David J. Berkoff is the Chairman of the scientific advisory committee.

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Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees.  The code of ethics codifies the business and ethical principles that govern all aspects of our business.  This document will be made available in print, free of charge, to any shareholder requesting a copy in writing from our Secretary at our executive offices in Miami Lakes, Florida.  A copy of our code of ethics is also available on our website at www.fusescience.com .

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation of the Company’s Chief Executive Officer and each executive officer whose total cash compensation exceeded $100,000 for the three fiscal years ended September 30, 2012.

				Stock
Name and Principal Position	Year	Salary	Bonus	Awards	Total

Brian Tuffin	2012	$229,800	$-	$-	$229,800
CEO and Acting CFO (1)	2011	$105,760	$-	$-	$105,760
	2010	N/A	N/A	N/A	N/A

Rubin Hanan	2012	$229,700	$-	$2,023,700	$2,253,400
President and COO (2)	2011	$105,760	$-	$-	$105,760
	2010	N/A	N/A	N/A	N/A

Adam Adler	2012	$206,000	$-	$-	$206,000
Chief Business Development Officer (3)	2011	$105,760	$-	$-	$105,760
	2010	N/A	N/A	N/A	N/A

Aitan Zacharin	2012	$291,300	$-	$	$291,300
Chief Marketing Officer	2011	$118,140	$-	$144,000	$262,140
and Chief Information Officer (4)	2010	N/A	N/A	N/A	N/A

(1)	Mr. Tuffin was appointed CEO and Acting CFO of the Company on November 28, 2011.
(2)	Mr. Hanan was appointed President and COO on November 28, 2011.
(3)	On November 28, 2011, Mr. Adler resigned as CEO and Acting CFO. He subsequently assumed the position of Chief Business Development Officer of the Company.
(4)	Mr. Zacharin resigned his positions with the Company on December 28, 2012, retroactive to November 1, 2012.

Required columns for option awards, non-entity incentive plan compensation, change in pension value and nonqualified deferred compensation earnings and all other compensation are omitted from the table above as the amounts are all zero.

Employment and Consulting Agreements

On March 25, 2011, the Company entered into an employment agreement with Aitan Zacharin (the “Zacharin Employment Agreement”) pursuant to which Mr. Zacharin became the Chief Marketing Officer and Chief Information Officer of the Company.  The term of the Zacharin Employment Agreement was on an “at-will” basis.  Mr. Zacharin received a base salary of $18,000 (which was reduced by the compensation committee to $8,333 per month in October 2012) and received a sign-on bonus of 6,400,000 shares of our common stock on the date of execution of the Zacharin Employment Agreement.  Mr. Zacharin was also be entitled to receive a discretionary performance bonus based upon the sales and profitability of the Company payable in cash or equity, in the sole and absolute discretion of the board of directors.

On December 28, 2012, the Company entered into a separation agreement (the “Separation Agreement”) with Aitan Zacharin pursuant to which Mr. Zacharin resigned as an executive officer and director of the Company effective retroactively to November 1, 2012. Pursuant to the Separation Agreement, the Company agreed to (i) pay Mr. Zacharin compensation at his current rate of $8,333 per month for a period of seven months commencing January 1, 2013; (ii) issue him 200,000 “restricted” shares of our common stock; and (ii) allow options to purchase 1,000,000 shares (700,000 shares at $0.12 and 300,000 shares at $0.21) granted to him in October 2012 to vest. The Separation Agreement also contains mutual releases, confidentiality and work product covenants and a non-disparagement provision.

On April 14, 2011, the Company entered into an employment agreement with Adam Adler (the “Adler Employment Agreement”) pursuant to which Mr. Adler became the Chief Executive Officer of the Company.  The Adler Employment Agreement continues until terminated in accordance with its terms.  Mr. Adler received a base salary of $18,000 per month (which was reduced by the Compensation Committee to $8,333 per month in October 2012), subject to the Company having sufficient funds, and a monthly car allowance of $1,000 (which was eliminated by the compensation committee in October 2012). Mr. Adler may also be entitled to receive a discretionary performance bonus based upon the sales and profitability of the Company payable in cash or equity, in the sole and absolute discretion of the board of directors. On November 28, 2011, Mr. Adler resigned as Chief Executive Officer and Acting Chief Financial Officer of the Company and subsequently assumed the position of Chief Business Development Officer of the Company.  His employment agreement remains in effect.

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On April 14, 2011 the Company entered into an employment agreement with Brian Tuffin (the “Tuffin Employment Agreement”) pursuant to which Mr. Tuffin became the President and Chief Operating Officer of the Company.  The Tuffin Employment Agreement continues until terminated in accordance with its terms.  Mr. Tuffin receives a base salary of $18,000 per month, subject to the Company having sufficient funds, and a monthly car allowance of $1,000 (which was eliminated by the compensation committee in October 2012). Mr. Tuffin may also be entitled to receive a discretionary performance bonus based upon the sales and profitability of the Company payable in cash or equity, in the sole and absolute discretion of the board of directors.  Mr. Tuffin was appointed Chief Executive Officer and Acting Chief Financial Officer of the Company on November 28, 2011.

On November 28, 2011, the board of directors appointed Rubin Hanan, who served as a consultant to the Company since June 2011, to the offices of President and Chief Operating Officer.  We are presently party to a consulting services agreement with Executive Leadership Intelligence, Inc. (“ELI”), a consulting firm which Mr. Hanan founded (the “Consulting Agreement”) which has a term through June 2013, renewing for successive one-year terms unless earlier terminated as provided therein.  Pursuant to the Consulting Agreement, ELI currently receives a monthly payment of $17,000 and reimbursement of out-of-pocket expenses. Mr. Hanan also received a signing bonus of 1,500,000 restricted shares of our common stock in June, 2011. The Consulting Agreement contains confidentiality and non-solicitation provisions for ELI and a non-circumvention provision for the Company

In connection with his becoming the Company’s President and Chief Operating Officer, we granted Mr. Hanan options under our 2011 Incentive Stock Plan to purchase 4,500,000 shares of our common stock at an exercise price of $0.445 per share, which was fair market value on November 28, 2011, the date of grant.  The options are exercisable at any time and from time to time during a three-year period from the date of grant and are otherwise subject to the terms and conditions of the 2011 Incentive Stock Plan.  We also anticipate that the Consulting Agreement will be replaced with an employment agreement to be negotiated between Mr. Hanan and us.

Other Executive Officer Compensation Tables

All other tables relating to compensation of executive officers have been omitted as inapplicable.

Compensation of Directors Table

The following table summarizes all compensation paid to our directors for the fiscal year ended September 30, 2012.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards (#)	Option Awards (#)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Brian Tuffin	229,800	0	0	0	0	0	229,800

Rubin Hanan	229,700	0	4,500,000	0	0	0	2,253,400

Aitan Zacharin (1)	291,300	0	0	0	0	0	291,300

Adam Adler	206,000	0	0	0	0	0	206,000

Jeanne Hebert	58,200	0	1,100,000	0	0	0	322,100

Richard S. Hutchings, PhD.	0	0	0	0	0	0	0

David J. Berkoff, M.D.	0	0	0	0	0	0	0

R. Douglas Armstrong, Ph.D.	0	0	500,000	0	0	0	108,000

James T. Frederick, Ph.D.	0	0	100,000	0	0	0	24,300

Neil Chin	0	0	100,000	0	0	0	24,300

Ricardo Harris	0	0	100,000	0	0	0	24,300

(1) Mr. Zacharin resigned as an executive officer and director of the Company on December 28, 2012, retroactive to November 1, 2012.

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Narrative Disclosure to the Director Compensation Table

Our non-employee directors will be compensated with options to purchase common stock or awards of common stock as determined by the Compensation Committee.

2011 Incentive Stock Plan

Our 2011 Incentive Stock Plan, which was adopted by our board of directors in October 2011 and ratified by our shareholders in December 2011, provides for equity incentives to be granted to our employees, executive officers or directors or to key advisers or consultants.  Equity incentives may be in the form of stock options with an exercise price not less than the fair market value of the underlying shares as determined pursuant to the 2011 Incentive Stock Plan, restricted stock awards, other stock based awards, or any combination of the foregoing.  The 2011 Incentive Stock Plan currently is administered by the board of directors.  20,000,000 shares of our common stock are reserved for issuance pursuant to the exercise of awards under the 2011 Incentive Stock Plan.  Options to purchase 18,272,205 shares of our common stock at exercise prices ranging from $0.035 to $0.50 per share and a restricted stock grant to purchase 500,000 Shares are outstanding under this plan as of the date of this prospectus.

2011 Endorsers Incentive Stock Plan

Our 2011 Endorsers Incentive Stock Plan, which was adopted by our board of directors in October 2011, provides for equity incentives to be granted to athletes and other celebrities who endorse our present and planned products.  Equity incentives may be in the form of stock options with an exercise price not less than the fair market value of the underlying shares as determined pursuant to the 2011 Endorsers Incentive Stock Plan, restricted stock awards, other stock based awards, or any combination of the foregoing.  The 2011 Endorsers Incentive Stock Plan is currently administered by the board of directors.  60,000,000 shares of our common stock are reserved for issuance pursuant to the exercise of awards under the 2011 Endorsers Incentive Stock Plan.  Options to purchase 22,525,000 shares of our common stock at exercise prices ranging from $0.035 to $0.50 are outstanding under this plan as of the date of this prospectus.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to beneficial ownership of outstanding common stock, as of the date of this prospectus:

●	each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company’s common stock;

●	each of Company’s directors;

●	each of the Company’s executive officers; and

●	all of the Company’s directors and executive officers as a group.

Beneficial ownership is determined in accordance with the SEC’s rules and includes voting or investment power with respect to the securities as well as securities which the individual or group has the right to acquire within sixty (60) days of the date of this report.

Unless otherwise indicated, the address for those listed below is c/o the Company, 6135 NW 167th Street, #E-21, Miami Lakes, Florida 33015. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.  The number of shares of the common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options or convertible securities held by such persons that are exercisable within 60 days of the Record Date, but excludes shares of common stock underlying options or other convertible securities held by any other person.  The number of shares of common stock outstanding as of April 26, 2013 was 234,586,984. Except as noted otherwise, the amounts reflected below are based upon information provided to the Company and filings with the SEC.

	Number of Shares
	Of Common Stock
Name of Beneficial Owner	Beneficially Owned (4)		Percent of Class (%)

Directors and Executive Officers:

Brian Tuffin	6,269,500	(1)	2.67
Adam Adler	6,507,000	(1)	2.77
Rubin Hanan	6,306,250	(1)	2.63
Jeanne Hebert	1,175,000	(1)		*
Richard S. Hutchings, Ph.D.	381,250	(1)		*
David J. Berkoff, M.D.	381,250	(1)		*
R. Douglas Armstrong, Ph.D.	631,250	(1)		*
James T. Frederick, Ph.D.	631,250	(1)		*
Neil Chin	631,250	(1)		*
Ricardo Harris	631,250	(1)		*

All directors and executive officers as a group (ten persons)	19,045,250	(1)	7.80

 * Less than 1%.

(1)	Represents or includes shares issuable upon the exercise of stock options.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we had not adopted formal policies and procedures for the review, approval or ratification of transactions with our executive officers, directors and significant stockholders.  However, we intend that such transactions will, on a going-forward basis, be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof.

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DESCRIPTION OF SECURITIES

Capital Stock

Our authorized capital stock consists of 400,000,000 shares of common stock, par value $0.001 and 10,000,000 shares of preferred stock, par value $0.001. As of April 26, 2013, 234,586,984 shares of common stock and no shares of Preferred Stock are outstanding.

Common Stock

The shares of common stock presently outstanding are fully paid and non-assessable.  Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by stockholders, and a majority vote is required for all actions to be taken by stockholders.  In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding.  The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions.

Holders of common stock are entitled to receive dividends, if and when declared by the board of directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences and the number of shares constituting any series or the designation of such series.  While our Certificate of Incorporation and bylaws do not contain any provisions that may delay, defer or prevent a change in control, the issuance of preferred stock may have the effect of delaying or preventing a change in control or make removal of our management more difficult.

Transfer Agent

The transfer agent for our common stock is Securities Transfer Corporation.  The transfer agent’s address is 2591 Dallas Parkway, Suite 102, Frisco, Texas 75037, and its telephone number is (972) 963-0012.

LEGAL MATTERS

The validity of the common stock being offered hereby has been passed upon by Roetzel & Andress, Fort Lauderdale, Florida.

EXPERTS

The audited financial statements included in this prospectus have so been included in reliance upon the reports of Morrison, Brown, Argiz & Farra, LLC and Paritz and Company, P.A., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the SEC with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company.  You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC’s principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E. Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that files electronically with the SEC.  Our registration statement and the referenced exhibits can also be found on this site.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

In accordance with the provisions in our Articles of Incorporation and Bylaws, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable .

47

FUSE SCIENCE, INC.

F-1

Morrison, Brown, Argiz & Farra, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Fuse Science, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Fuse Science, Inc. (formerly Double Eagle Holdings, Ltd.) and Subsidiaries as of September 30, 2012 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year ended September 30, 2012. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conduct our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fuse Science, Inc. and Subsidiaries as of September 30, 2012, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year ended September 30, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred a loss since inception, has a net accumulated deficit and may be unable to raise further equity. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Morrison, Brown, Argiz & Farra, LLC

Miami, Florida

January 14, 2013

F-2

PARITZ & COMPANY, P.A.

15 Warren Street, Suite 25

Hackensack, New Jersey 07601

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Fuse Science, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Fuse Science, Inc. (formerly Double Eagle Holdings, Ltd.) and Subsidiaries as of September 30, 2011, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year ended September 30, 2011 These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conduct our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fuse Science, Inc. and Subsidiaries as of September 30, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year ended September 30, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred a loss since inception, has a net accumulated deficit and may be unable to raise further equity. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Paritz & Company, P.A.

Paritz & Company, P.A.
Hackensack, New Jersey
January 12, 2012

F-3

FUSE SCIENCE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

September 30, 2012 and 2011

	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$62,050	$147,907
Prepaid expenses	275,709	59,264
Accounts receivable	30,181	-
Inventory	141,808	-
Other assets	64,231	-
TOTAL CURRENT ASSETS	573,979	207,171
Other assets:
Available-for-sale investments	-	8,320
Intellectual property, net	81,756	76,917
Fixed assets, net	93,880	-
Other asset	50,000	50,000
TOTAL OTHER ASSETS	225,636	135,237
TOTAL ASSETS	$799,615	$342,408
LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES
Accounts payable	$791,864	$370,567
Convertible notes payable, net	105,000	606,976
Accrued expenses	287,751	21,684
TOTAL CURRENT LIABILITIES	1,184,615	999,227

Convertible notes payable, net	85,757	-

Commitments and contingencies

STOCKHOLDERS' DEFICIT
Preferred stock, $0.001 par value; authorized 10,000,000 shares; no shares issued and outstanding; $100 per share liquidation preference	-	-
Common stock, $0.001 par value; authorized 400,000,000 shares; 164,700,150 and 93,612,039 shares issued and outstanding at September 30, 2012 and 2011, respectively	164,700	93,612
Additional paid-in capital	22,604,931	11,445,081
Non-controlling interest	(126,344)	(126,344)
Accumulated other comprehensive income (loss)	-	2,439
Accumulated deficit	(23,114,044)	(12,071,607)
Total stockholders' deficit	(470,757)	(656,819)
Total liabilities and stockholders' deficit	$799,615	$342,408

See accompanying notes to consolidated financial statements.

F-4

FUSE SCIENCE, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

Years Ended September 30, 2012

	2012	2011

Revenue	$105,413	$-
Cost of sales	31,234	-
Gross margin	74,179	-
Operating Expenses:
General and administrative expense	4,118,264	1,483,273
Sales and Marketing	3,172,416	131,034
Research and development	204,541	-
	7,495,221	1,614,307
Loss from operations	(7,421,042)	(1,614,307)
Other income (expense):
Interest and other income	-	33
Interest expense	(2,793,920)	(35,924)
Beneficial conversion feature of convertible notes payable	(821,746)	(372,311)
Realized (loss) gain	(5,730)	2,348
Other expense	(3,621,396)	(405,854)

Net loss	$(11,042,438)	$(2,020,161)

Loss per common share, basic and diluted	$(0.09)	$(0.03)

Weighted average common shares outstanding	121,260,555	68,230,631

Other comprehensive loss:
Net loss	$(11,042,438)	$(2,020,161)
Unrealized gain on available-for-sale securities	-	2,892
Net comprehensive loss	$(11,042,438)	$(2,017,269)

See accompanying notes to consolidated financial statements.

F-5

FUSE SCIENCE, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders' Deficit

Years Ended September 30, 2012 and 2011

					Additional
	Preferred Stock		Common Stock		Paid-in
	Shares	Par	Shares	Par	Capital

Balance, September 30, 2010	-	-	50,925,820	50,926	9,946,022
Unrealized gain from available-for-sale securities	-	-	-	-	-
Common stock issued for:
Services			11,850,000	11,850	531,150
Convertible notes payable			5,539,219	5,539	134,517
License			2,000,000	2,000	76,000
Acquisition of FS Research & Development, Inc.			23,297,000	23,297	(23,297)
Convertible notes payable:
Detachable warrants					310,775
Beneficial conversion feature					372,311
Amortize deferred consulting					67,442
Amortize intrinsic value of stock options					30,161
Net loss	-	-	-	-	-
Balance, September 30, 2011	-	$-	93,612,039	$93,612	$11,445,081

Common stock issued for:
Convertible notes payable	-	-	45,248,995	45,249	4,014,187
Deferred consulting fees	-	-	1,900,000	1,900	(1,410,025)
Other	-	-	769,000	769	2,288
Detachable warrants – cash	-	-	14,738,932	14,739	1,738,903
Detachable warrants – noncash	-	-	8,431,184	8,431	317,783
Warrants A and B – financing cost	-	-	-	-	852,162
Warrants A and B – Financing cost	-	-	-	-	(852,162)
Warrants A and B FV	-	-	-	-	2,118,155
Warrants January 2012 – FV	-	-	-	-	887,753

Beneficial conversion feature	-	-	-	-	1,000,448
Amortize deferred consultation	-	-	-	-	569,826
Amortize stock options	-	-	-	-	1,920,532
Net loss	-	-	-	-	-
Balance, September 30, 2012	-	$-	164,700,150	$164,700	$22,604,931

See accompanying notes to consolidate financial statements.

F-6

		Accumulated
	Non-	Other
	Controlling	Comprehensive	Accumulated
	Interest	Income	Deficit	Total

Balance, September 30, 2010	(126,344)	(453)	(10,051,446)	(181,446)
Unrealized gain from available-for-sale securities	-	2,892	-	2,892
Common stock issued for:
Services				543,000
Convertible notes payable				140,056
License				78,000
Acquisition of FS Research & Development, Inc.				-
Convertible notes payable:
Detachable warrants				310,775
Beneficial conversion feature				372,311
Amortize deferred consulting				67,442
Amortize intrinsic value of stock options				30,161
Net loss	-	-	(2,020,161)	(2,020,161)
Balance, September 30, 2011	$(126,344)	$2,439	$(12,071,606)	$(656,819)
Unrealized gain from available-for-sale securities	-	(2,439)	-	(2,439)
Common stock issued for:
Convertible notes payable				4,059,435
Deferred consulting fees				(1,408,125)
Other				3,057
Detachable warrants – cash				1,753,642
Detachable warrants – noncash				326,214
Warrants A – financing cost				852,162
Warrants A – financing cost				(852,162)
Warrants A – FV				2,118,155
Warrants issued – FV				887,753
Beneficial conversion feature				1,000,448
Amortize deferred consultation				569,826
Amortize stock options				1,920,532
Net loss	-	-	(11,042,438)	(11,042,438)
Balance, September 30, 2012	$(126,344)	$-	$(23,114,044)	$(470,757)

See accompanying notes to consolidated financial statements

F-7

FUSE SCIENCE, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years Ended September 30, 2012

	2012	2011
Operating activities:
Net loss	$(11,042,438)	$(2,020,161)
Adjustments to reconcile net increase (decrease) in net assets from operations to net cash used in operating activities:
		-
Depreciation	7,470	1,083
Deferred consulting fees	553,289	67,442
Stock options	1,890,371	30,161
Interest settled with shares	64,086	-
Common stock issued for services	274,375	543,000
Amortization of financing fees	421,744	-
Amortization of discounts	1,462,881	12,751
Beneficial conversion feature	821,746	372,311
January 2012 Warrants	887,753	-
Loss (Gain) on sale of investments	5,730	(2,348)
Changes in operating assets and liabilities:
Inventory	(141,808)
Accounts receivable	(30,181)	-
Prepaid expenses	(216,445)	(54,264)
Other assets	(64,231)
Accounts payable and accrued expenses	687,364	289,097
Net cash used in operating activities	(4,418,294)	(760,928)
Investing activities:
Purchase of machinery	(85,440)	-
Purchase from investments	(13,750)	52,876
Purchase of intellectual property	(7,440)	(50,000)
Net cash (used in) provided by investing activities	(106,630)	2,876
Financing activities:
Loan proceeds	3,534,359	900,000
Loan repayment	(219,359)	(2,660)
Proceeds from warrants exercised	1,753,642
Financing fees paid	(629,574)
Net cash provided by financing activities	4,439,068	897,340
Net (decrease) increase	(85,857)	139,288
Cash and cash equivalents, beginning of period	147,907	8,619
Cash and cash equivalents, end of period	$62,050	$147,907

See accompanying notes to consolidated financial statements.

F-8

FUSE SCIENCE, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows, Continued

Years Ended September 30, 2012 and 2011

	2012	2011

Supplemental Cash Flow Information:
Cash paid for interest and income taxes:
Interest	$58,472	$236
Non-cash investing and financing activities:
Common stock issued for convertible notes payable and accrued interest	$4,059,436	$140,055
Warrants issued for financing fees	$1,140,270	$-
Common stock issued for license	$-	$78,000
Common stock issued to acquire FS Research & Development, Inc.	$-	$23,297

See accompanying notes to consolidated financial statements.

F-9

FUSE SCIENCE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

1.	NATURE OF BUSINESS

ORGANIZATION

The Company was incorporated in Nevada on September 21, 1988.  Since that time, the Company has engaged in a number of businesses as a private and subsequently a publicly held company, including developing and marketing data communications and networking infrastructure solutions for business, government and education (which business was sold in 2002) and as a “ business development company ” under the Investment Company Act of 1940, from 2007 to 2009.

On April 14, 2011, Maurice E. Durschlag, our former President, Chief Executive Officer, Secretary, Treasurer and director, assigned and transferred the assets of two privately held companies to a newly formed Delaware company, Fuse Science, Inc. (“ Newco ”).  Newco was developing sublingual and transdermal delivery technologies with applications in the sports nutrition and medical fields for the delivery of energy, medicines, vitamins and minerals.

Mr. Durschlag held 23% of the outstanding shares of Newco.  Adam Adler, our current Chief Business Development Officer, and Brian Tuffin, our current Chief Executive Officer, held 27% and 26%, respectively, of the outstanding shares of Newco.  Pursuant to an Exchange Agreement dated April 14, 2011 (the “ Exchange Agreement ”) by and among the Company, whose corporate name was then “ Double Eagle Holdings, Ltd., ” Maurice E. Durschlag, Adam Adler, Leonard Adler and Brian Tuffin (collectively, the “ Sellers ”), the Sellers have exchanged all the common stock of Newco for an aggregate of 23,297,000 shares of the Company’s common stock such that Newco is now a wholly owned subsidiary of the company.  In connection with the Exchange Agreement described above, the following shares of common stock of the Company were issued:  (i) 5,445,500 shares were issued to Maurice E. Durschlag; (ii) 6,007,000 shares were issued to Brian Tuffin; (iii) 6,332,300 shares were issued to Adam Adler; and (iv) 5,512,500 shares were issued to Leonard Adler.

The business of Newco, which the Company acquired pursuant to the Exchange Agreement and on which the Company is focusing its efforts is subject to all the problems, expenses, difficulties, complications and delays encountered in establishing a new business including successful development, launch, and commercialization of its planned products using and licensing of its sublingual and transdermal delivery technology.

On December 8, 2011, and pursuant to shareholder action by written consent, the Company made the following amendments to the Company's Articles of Incorporation:

•	changed the name of the Company from Double Eagle Holdings, Ltd. to Fuse Science, Inc.;

•	increased the number of shares of common stock which the Company is authorized to issue to 400,000,000 shares from 100,000,000 shares;

•	increased the number of shares of preferred stock with the Company is authorized to issue to 10,000,000 shares from 12,500 shares;

•	increased the number of directors to a minimum of 3 and a maximum of 15;

•	created a classified board of directors;

•	required advance notice and disclosure procedures for shareholders seeking to nominate the Company's directors;

•	required advance notice and disclosure procedures for shareholders seeking to bring forth proposals for consideration at shareholder meetings;

•	established the percentage of shares required to be held for shareholders to call a special meeting of shareholders;

•	eliminated the ability to take shareholder action by written consent in lieu of a shareholder meeting;

•	added a provision to limit the liability of officers and directors of the Company;

•	added a provision to allow the board of directors to adopt, repeal or amend the Company's ByLaws; and

•	required the affirmative rule of 66-2/3% of the outstanding shares of the Company's common stock to effect certain future amendments to the Company's Articles of Incorporation.

F-10

2.	SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION POLICY AND HISTORY OF BUSINESS

The consolidated financial statements of the Company include the accounts of the Company, Fuse Science, Inc. (“FUSE”) a Delaware corporation and its wholly owned subsidiaries FS Consumer Products Group, Inc., a Florida corporation and Ultimate Social Network, Inc. (“USN”) its 60%-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation. The Company was originally incorporated in 1985 in Nevada. Its common stock now trades on the OTCQB under the symbol DROP.PK.

BASIS OF PRESENTATION

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Although these estimates are based on management’s best knowledge of current events and actions the Company may undertake in the future, actual results could differ from these estimates.

REVENUE RECOGNITION

The Company records revenue from the sale of Enerjel™, its initial product, when all of the following have occurred: (1) persuasive evidence of an arrangement exists, (2) product has been shipped or delivered, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured. The Company’s customers may return ordered items for a refund . The Company also provides customers incentives to purchase products at a discount. For the year ended September 30, 2012, we have recorded sales discount, returns and allowances of $2,285 is netted against sales for the year then ended.

CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

Inventories consist of items or products, which are manufactured by a contracted manufacturer on behalf of the Company, for resale and packaging material used to distribute such products. Inventories are valued at average cost and adjusted to reflect lower of cost or market. Allowances for inventory obsolescence are determined based upon the specific facts and circumstances and market conditions. As of September 30, 2012 and September 30, 2011, no obsolescence reserves were considered necessary.

FIXED ASSETS

Equipment is recorded at cost and depreciated using the straight-line method over the estimated useful life of three 3-10 years. Repairs and maintenance are charged to expense as incurred. Fixed assets currently included machinery of $85,440 and website cost of $13,062. As of September 30, 2012 and September 30, 2011, the accumulated depreciation of equipment was $4,622 and $0, respectively.

INVESTMENTS

Investments are classified into the following categories:

•	Trading securities reported at fair value with unrealized gains and losses included in earnings;

•	Available-for-sale securities reported at fair value with unrealized gains and losses, net of applicable deferred income taxes, reported in other comprehensive income;

•	Held-to-maturity securities and other investments reported at amortized cost; and

•	Investments using the equity method of accounting.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value information about financial statements is required to be disclosed when it is practicable to estimate that value.  The carrying amounts of the Company’s cash, accounts receivable, accounts payable and notes payable approximate their estimated fair value due to the short-term maturities of these financial instruments and because related interest rates offered to the Company approximate current rates.

F-11

STOCK-BASED COMPENSATION

The compensation cost relating to share-based payment transactions (including the cost of all employee stock options) is required to be recognized in the financial statements. That cost is measured based on the estimated fair value of the equity or liability instruments issued. A wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans are included. The Company’s financial statements would include an expense for all share-based compensation arrangements granted on or after January 1, 2006 and for any such arrangements that are modified, cancelled or repurchased after that date based on the grant-date estimated fair value.

INTANGIBLE ASSETS

Other intangible assets primarily consist of intellectual property.   We apply an impairment evaluation whenever events or changes in business circumstances indicate that the carrying value of our intangible assets may not be recoverable.  Other intangible assets are amortized on a straight-line basis over their estimated economic lives.  We believe that the straight-line method of amortization reflects an appropriate allocation of the cost of the intangible assets to earnings in proportion to the amount of economic benefits obtained annually by the Company.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company evaluates its long-lived assets and intangible assets for impairment whenever events change or if circumstances indicate that the carrying amount of any assets may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset.

INCOME TAXES

The Company accounts for income taxes under the asset and liability method and deferred income taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company recognizes positions taken or expected to be taken in a tax return in accordance with existing accounting guidance on income taxes which prescribes a recognition threshold and measurement process. Interest and penalties on tax liabilities, if any, would be recorded in interest expense and other non-interest expense, respectively.

STOCK OPTION PLAN

The Company follows current accounting requirements and uses the modified prospective and transition method for all stock options issued.  The Company measures compensation cost for all options granted based on fair value on the date of grant and recognizes compensation over the service period for those options expected to vest.

The Board of Directors approved the Double Eagle Holdings, Ltd. 2011 Incentive Stock Plan on October 17, 2011 and it was approved by a majority of shareholders on December 8, 2011.  The Company did not grant any options during the years ended September 30, 2011 and 2010 pursuant to this plan.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s options would have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models may not necessarily provide a reliable single measure of the fair value of the Company’s options, although they provide the best estimate currently.

RECLASSIFICATION

Certain reclassifications have been made in the financial statements at September 30, 2011 and for the year then ended to conform to the September 30, 2012 presentation.  The reclassifications had no effect on net loss.

EARNINGS (LOSS) PER SHARE

The Company’s earnings per share is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution that could occur if stock options and or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company.

F-12

As described in Note 6 and Note 11 – Convertible Notes Payable, the Company had warrants outstanding during each of the period ended September 30, 2012. The convertible notes are reflected in the calculation of diluted earnings per share for the corresponding periods by application of the “if converted” method to the extent their effect is dilutive.

The following is a reconciliation of the numerator and denominator used for the computation of basic and diluted net income per common share:

	For the Year Ended September 30,
	2012	2011
Numerator:
Net loss available to stockholders	$(11,042,438)	$(2,020,161)

Denominator:
Weighted average number of common shares – Basic	121,260,555	68,210,631
Weighted average number of common shares – Diluted	121,260,555	68,210,631

Net income (loss) per common share:
Basic	$(0.09)	$(0.03)
Diluted	$(0.09)	$(0.03)

A total of 53,339,148 anti-dilutive common stock equivalents were not included in the Company’s diluted earnings per share calculations as of September 30, 2012.

3.	GOING CONCERN

The Company has not established sources of revenue sufficient to fund the development of the business, projected operating expenses and commitments for the next twelve months. The Company had a net loss from operations of $(11,042,438) during the year ended September 30, 2012. Included in this loss, the Company recorded non-cash compensation of $2,460,177 which relates to contracts entered into by the Company for current and future services undertaken for marketing and promotional activities by brand athletes through endorsement contracts, as well as contracts with consultants to provide professional services and employment contract with the Company’s key employees. Also included is $116,000 of value in stock issued as penalty for early termination of a consulting agreement. As a result, 400,000 shares were issued to terminate the agreement. At September 30, 2012, current assets are $573,979 and current liabilities are $1,184,615. These conditions raise serious doubt about the Company’s ability to continue as a going concern. No adjustments have been made as a result of this uncertainty.

The Company intends to continue to raise necessary capital from different financing sources including private placements of its restricted securities, including common stock, convertible notes and exercising of warrants. During the year ended September 2012, the Company issued 10% secured senior convertible promissory note in the amounts of $3,169,359 (“February 2012 Notes”). The February 2012 Notes include two sets of Warrants, “Series A Warrants” and “Series B Warrants.” Series A Warrants are five-year warrants to purchase 15,092,186 shares of the common stock at $.26 per share. Series B Warrants are seven-month warrants to purchase 15,092,186 shares of the common stock at $.21 per share. The warrants are subjected to certain price adjustments based on subsequent issuance of additional convertible notes and mandatory conversion if the market value of the Company’s common stock exceeds 250% for 25 consecutive days. On July 6, 2012, the Company successfully completed its registration statement. This triggered a price adjustment on August 8, 2012 and the total convertible shares increased to 24,379,685 at a conversion price of $.13. Similarly, the number of warrants increased to 24,379,685 for Series A Warrants and Series B Warrants, respectively.

In December 2011, the Company also issued two 90-Day 8% Senior Subordinated Convertible Promissory Notes with Subscription Options (the “December Notes”) in the amounts of $75,000 and $60,000. An additional December Note in the principal amount of $50,000 was issued in January 2012. These notes were extinguished as a result of being rolled into the February 2012 Notes. The December Notes included an increment in principal of 15% of the face value of the note. In the event the Company did not undertake the subsequent financing, the December Notes with accrued interest would convert into Units consisting of 10 shares of the Company’s common stock and warrants to purchase an additional six shares of the Company’s common stock. The number of units issuable upon the conversion would be equal to the value of note plus accrued interest divided by $1.50. If the subsequent financing did not take place, the December Notes would include five-year warrants to purchase 300,000 and 240,000 shares of common stock respectively at a price of $0.18 per share. However, the December Notes were converted in to subscriptions for the securities sold in the subsequent financing. There can be no assurance in any case that the Company will secure sufficient funding to fully implement the Company’s business plan.

F-13

4.	INVESTMENTS

Available-for-sale investments are as follows at September 30, 2011:

		Realized	Unrecognized
		Holding	Holding	Fair
	Cost	Losses	Losses	Value
September 30, 2011

Efftec International, Inc.	$4,200	$-	$(2,000)	$2,200
North American Energy	1,530	-	4,439	5,969
	$5,730	$-	$2,439	$8,169

Efftec International, Inc. ("EFFI") has developed an Internet-based chiller tool which it is installing and selling to its customer base.  North American Energy Resources, Inc. ("NAEY") is an oil and gas development and production company with operations currently in Oklahoma. During the year ended June 30, 2012, the Company disposed of these investments for a net loss of approximately $6,000.

5.	INTELLECTUAL PROPERTY

In April 2011, the Company completed its acquisition of Fuse Science, Inc, a Delaware Corp (“ FS R&D ”), a development stage company with no prior operations. As of September 30, 2012 and 2011 unamortized intellectual property relating to this acquisition amounted to $81,756 and $76,917, respectively.

6.	CONVERTIBLE NOTES PAYABLE

The Company had the following convertible notes payable at September 30, 2012 and September 30, 2011.

	September 30,	September 30,
	2012	2011
Convertible notes payable with interest at 12%	$5,000	$20,000
8% One year senior secured convertible promissory note due June 20, 2012	-	327,405	*
8% One year senior secured convertible promissory note due September 9, 2012	100,000	259,571
10% Two year senior secured convertible promissory note due February 7, 2014	85,757	-
	$190,757	$606,976

	September 30,	September 30,
	2012	2011
Current	$105,000	$606,976
Long term	$85,757	$-
Total	$190,757	$606,976

Convertible notes payable includes one note in the amount of $5,000 which is convertible at $0.025 per share.

* These notes were originally issued with a face value of $525,000. During the year the noteholders converted the notes into stock. A total of 17,396,663 shares were converted for by noteholders during the year ending September 31, 2012. As a result of the conversion of these notes, unamortized discounts in the amount of $186,739 was charged to interest expense.

In 2011 and 2012, the Company engaged in three rounds of financing. Each round consisted of debt issuances as well as the issuance of warrants and is summarized below.

		Conversion	Number of
Due Date	Face Value	Rate	Warrants
February 7, 2014	$3,169,359	See below	30,184,371
September 9, 2012	$100,000	$0.12	3,000,000

Round 3 – December 2011 Notes

During the three months ended June 30, 2012, several note holders converted to common stock. A total of $260,000 of our September 9, 2012 notes with a fair value of $360,000 bearing interest at 8% converted at $0.12 per share. In addition to the September notes, a note holder of the October 20, 2012 notes converted with a face value of $180, 000 and bearing interest at 8%.

F-14

On January 4, 2012, we executed an agreement for additional December Notes with a face value of $50,000 bearing 8% interest rate maturing in 90 days. Similar to the previous notes issued in December 2011, these notes are convertible into Units consisting of 10 shares of the Company’s common stock and warrants to purchase an additional six shares of the Company’s common stock at a strike price $.18 per shares. The notes are convertible at $1.50 per unit and $0.15 per share. The fair value of these instruments resulted in a discount of $28,508, which is the fair value of the warrants. In addition, a beneficial conversion value of $145,175 was immediately expensed as a result of the notes’ immediate conversion feature following execution of the agreement.

On February 9, 2012, the terms of our December Notes with were significantly modified and the note holders were now included as part of the February 2012 Notes. Detailed below are the face values of the December Notes prior to modification of the terms:

		Unit Conversion	Number of
Due Date	Face Value	Rate**	Warrants
March 22, 2012	$75,000	$1.50	300,000
March 29, 2012	$60,000	$1.50	240,000
April 4, 2012	$50,000	$1.50	200,000

** Each unit consists of ten shares of the Company’s common stock and warrants to purchase six additional shares of the Company’s stock

As a result of the modification to the terms of the December Notes, we recognized a gain on the extinguishment of the debt due the present value of the cash flow of the old notes (December Notes) exceeding the value of the new notes (February 2012 Notes) by more than 10%. The modification of the December Notes included an increase in face values of the notes as well as an increase in the interest rate from 8% to 10% and the maturity date was extended from 90 days to two years. As a result of these modifications, a gain on the extinguishment of the debt in the amount of $211,419 was recorded to settle the December Notes. The face values of December Notes is $185,000 and the interest accrued through the date of the modification amounted to $1,642. The Company wrote off the fair value originally allocated to the warrants issued with these notes, from additional paid in capital, in the amount of $71,225 as well as the beneficial conversion features originally allocated in the amount of $211,038. Unamortized discount of $70,844 associated with the December Notes was written off.

On February 9, 2012, we consummated a private placement of (i) $3,169,359 in principal amount of Notes (“ February 2012 Notes ”) which is inclusive of the modified December Notes and (ii) the February 2012 Warrants, consisting of (a) series A warrants to purchase an aggregate of 15,092,185(prior to conversion rate adjustment) shares of common stock (the “ Series A Warrants ”) and (b) series B warrants to purchase an aggregate of 15,092,185 (prior to conversion rate adjustment) shares of common stock (the “ Series B Warrants ”) at a purchase price of $3,169,359 in a private placement to a group of institutional and accredited investors pursuant to a Securities Purchase Agreement, dated as of February 7, 2012. The Notes are convertible into shares of the Company’s common stock, and are entitled to earn interest which may be paid in cash or in shares of common stock. The February 2012 Warrants are exercisable into shares of common stock. The convertible shares are all subject to standard anti-dilution provisions. See below for additional information on the anti-dilution provision and conversion rate adjustment.

The February 2012 Notes are two (2) year senior convertible notes with an aggregate principal amount of $3,169,359. The February 2012 Notes will accrue interest at a rate of ten percent (10%) per annum beginning on February 9, 2012, which will be paid on January 15, April 15, July 15 and October 15 of each year to the record note holder of each note. The interest accrued is payable in interest shares, although the Company may, at its option and upon written notice to each note holder of the February 2012 Notes, make such interest payments in cash or in a combination of cash and interest shares.

The Series A Warrants have a term of five (5) years from the Closing Date and the Series B Warrants have a term of seven (7) months from the Closing Date. Each of the Series A Warrants and the Series B Warrants is immediately exercisable upon issuance into an aggregate of 15,092,185 (prior to conversion rate adjustment) fully paid and non-assessable Exercise Shares at an initial exercise price of $.26 per share in the case of the Class A Warrants and $0.21 per share in the case of the Class B Warrants.

The February 2012 Notes contain a standard “blocker” provision so that no holder shall have the right to convert any portion of its Convertible Notes to the extent that, after giving effect to such conversion, the note holder and its affiliates would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such conversion. By written notice to the Company, a holder may increase or decrease such percentage to any other percentage, provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered and such percentage may not, in any event, exceed 9.99%.

Any note holder of the February 2012 Notes is entitled to convert the notes into conversion shares at any time by delivery of a notice of conversion to the Company. On or before the third trading day after receipt of the conversion notice, the Company must deliver to the note holder such number of conversion shares to which the note holder is entitled pursuant to the conversion. The number of conversion shares the note holder will receive upon conversion of the Notes will be determined by dividing the amount of principal being converted plus any accrued and unpaid interest by the conversion price effective at the time of the conversion. The February 2012 Notes have an initial conversion price of $0.21 however it is subject to reset depending on the filing of the registration statement. At no time, however, will the Conversion rate be reset below $0.12 per share as a result of a conversion rate adjustment.

F-15

The Company received net proceeds in the amount of $2,391,500 after offering cost of $558,500 and non-cash settlement for the $219,359. In recording the transaction, the Company allocated the face value of the notes between the estimated the fair values of the February 2012 Notes, the Series A Warrants and Series B Warrants. As a result, the February 2012 Notes were discounted by $1,421,848 for Series A Warrants and $892,776 Series B Warrants. The carrying value of the February 2012 Notes as of the day of the transaction amounted to $854,735. The Company also recorded a beneficial conversion feature of $854,735 representing the amount allocated to the Notes. The beneficial conversion feature was expensed in the unaudited condensed consolidated statement of operation, as a result the February 2012 Notes being available for conversion 3 days after consummation of the agreement. The discount associated with Series A Warrant is amortized over the life of the note and the discount associated with Series B Warrants is amortized over six months as a result of that being exercisable in seven months.

Placement Agent Fee

The Company paid the placement agent, a placement fee of $236,000 and issued to the placement agent and its designees, the placement agent warrants, five-year warrants to purchase an aggregate of 1,366,868 shares of common stock at an exercise price of $0.26 per share and seven-month warrants to purchase an aggregate of 1,366,868 shares of common stock at an exercise price of $0.21 per share. The Company recorded an asset related to financing charge that will be amortized over the life of the February 2012 Notes. As of September 30, 2012, the unamortized financing cost amounted to $64,230. As a result of the significant conversion of the February 2012 Notes, we have accelerated the amortization of the financing fees.

The fair value of each warrant on the date issued was estimated using the Black-Scholes valuation model. The following assumptions were used for the calculation of the warrants granted in September, October, December 2011 and February 2012.

	11-Sep	11-Dec	12-Feb (A Warrants)	12-Feb (B Warrants)
Expected term	5 years	5 years	5 years	6 months
Expected average volatility	309%	296%	163.06%	163.06%
Expected dividend yield	0%	0%	0%	0%
Risk-free interest rate	3.50%	2.90%	.82%	.11%

The recorded discount on the convertible notes payable is being amortized to interest expense over the life of the note or seven months for the discount associated with Series B Warrants and is summarized as follows as of September 30, 2012.

		Debt Discount
Due Date	Face Value	Initial Value	Amortization	Discount	Carrying Value

February 4, 2014	$3,169,359	$854,735	$(2,255,776)	$58,848	$85,757
September 9, 2012	100,000	73,476	(26,534)	-	100,000
	$3,269,359	$928,211	$(2,282,310)	$58,848	$185,757

Exercise Price Adjustment

 In July 2012, the Company registered under the Securities Act of 1933 the shares underlying and associated with the February 2012 Notes and Series A and Series B warrants issued in connection with the February 2012 Notes. As a result, the 25 trading day price adjustment provision of the February 2012 Notes and Series A and B Warrants was triggered. Accordingly, in August 2012, the conversion price of the February 2012 Notes and the exercise price of the Series B Warrants was decreased to $0.13 and the exercise price of the Series A Warrants was decreased to $0.21. In each instance, there was a corresponding increase in the number of shares issuable upon conversion or exercise of these securities. The reduction in the conversion rate increased the number convertible shares to 24,379,685 and related Series A and Series B Warrants to 24,379,685, respectively.

On September 5, 2012 the board of directors approved an extension of the Series B Warrants, which would have expired on September 9, 2012 to November 9, 2012.

7.	WARRANT EXERCISES

In January 2012, the Company entered into agreements with holders of outstanding warrants to purchase 3,583,333 shares of our common stock at an exercise price of $0.12 per share. These warrants were originally issued with our first round of private financing completed in May and June 2011. Pursuant to these agreements (i) such holders agreed to exercise their warrants for cash, (ii) we agreed to (a) issue to each of such holders an additional five (5) year warrant entitling them to purchase a number of shares equal to that acquired upon exercise of their Initial Warrants at an exercise price of $0.25 per share (the “ January 2012 Warrants ”) and (b) grant them certain registration rights under the Securities Act of 1933 with respect to the shares issued upon exercise of the Initial Warrants and issuable upon exercise of the January 2012 Warrants. The January 2012 Warrants also provides for cashless exercise and for anti-dilution adjustments in the event of stock dividends, stock splits, recapitalizations and similar transactions. The January 2012 Warrants generated gross proceeds of $430,000. The Company recorded the cash received of $430,000 and a discount of $887,753 as the difference between the fair value of the new warrants of $1,337,086 issued and the shares that were delivered to the investor as a result of exercising the warrants. The fair value associated with the new issue was expensed immediately as a result of the induced exercise.

F-16

In addition to the January 2012 warrants, we had cashless exercises of warrants for 8,431,294 shares. As a result of the shares being exercised, we adjusted the additional paid in capital account to reflect for the value of the warrants exercised.

8.	INCOME TAXES

The Company recorded no income tax benefit or expense for the years ended September 30, 2012 and 2011, respectively.

During the years ended September 30, 2012 and 2011, the provision for income taxes (all deferred) differs from the amounts computed by applying the U.S. Federal income tax rate of 34% to income before provision for income taxes as a result of the following:

	2012	2011

Computed "expected" income tax benefit	$3,754,400	$686,900
State income taxes, net of federal benefit	441,700	80,800
Other	-	(150,500)
Valuation allowance	(4,196,100)	(617,200)
	$-	$-

Significant components of deferred income tax assets are as follows:

	2012	2011

Net operating loss carry-forwards	$4,828,300	$1,576,600

Stock compensation	632,200
Capital loss carry-forwards	121,600	121,600
Investments	12,700	12,700
Total deferred tax assets	5,594,800	1,710,900
Valuation allowance	(5,594,800)	(1,710,900)
Net deferred tax assets	$-	$-

The Company has approximately $12,706,000 of Federal and State net operating loss carry-forwards which will expire at various dates beginning in 2022 through 2032. Their utilization is limited to future taxable earnings of the Company and may be subject to severe limitations if the Company undergoes an ownership change pursuant to Internal Revenue Code Section 382. The Company also has a capital loss carry forward of $320,000 which expires in 2015. Its utilization is limited to the Company’s future capital gains.

Due to the uncertain nature of the ultimate realization of the net deferred tax asset, the Company has established a full valuation allowance the benefits of the net deferred tax asset and will recognize these benefits only as reassessment demonstrates they are realizable. Ultimate realization is dependent upon several factors, among which is future earnings. While the need for this valuation allowance is subject to periodic review, if the allowance is reduced, the tax benefits of the net deferred tax assets will be recorded in future operations as a reduction of the Company’s income tax expense. During the year ended September 30, 2012, the Company reduced the valuation allowance by $312,200 as a result of the deferred tax liability relating to the beneficial conversion feature of the convertible notes payable.

The U.S. Federal jurisdiction and Florida are the major tax jurisdictions where the Company files income tax returns. The Company is no longer subject to U.S. Federal or State examinations by tax authorities for years before 2009.

For the years ended September 30, 2012 and September 30, 2011, the Company did not have any unrecognized tax benefits as a result of tax positions taken during a prior period or during the current period. No interest or penalties have been recorded as a result of tax uncertainties.

9.	STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock

At September 30, 2011, the Company had 12,500 shares authorized and no shares issued and outstanding of its $0.001 par value preferred stock.  On December 8, 2011, the Company amended its Articles of Incorporation and increased the number of authorized preferred shares to 10,000,000.

Common Stock

At September 30, 2012 and 2011, the Company had 400,000,000 and 100,000,000 shares authorized and 164,700,150 and 93,612,039 shares issued and outstanding, respectively, of its $0.001 par value common stock.  On December 8, 2011, the Company amended its Articles of Incorporation and increased the number of authorized common shares to 400,000,000.

F-17

Transactions during the year ended September 30, 2012

Convertible debt

During the year ended September 30, 2012, the Company executed convertible notes (“February 2012 Notes”) with several accredited investors in the amount of $3,169,359. The February 2012 Notes were originally convertible at $.21 per shares which was later adjusted at for a new conversion rate of $.13. In addition to the convertible notes, the investors are issued warrants to purchase 24,379,685 (based on adjusted rate) of the Company’s Series A Warrants and 24,379,685 (based on adjusted conversion rate) of the Company’s Series B Warrants.

Common Stock

During the year ended September 30, 2012, the Company issued 45,248,995 shares of common stock upon conversion of convertible notes payable with a principal balance and accrued interest totaling $4,059,435.

Warrants

In January 2012 several holders of warrants exercise their warrants to acquire 3,583,333 of the Company’s common stock for $430,000. In addition, the holders received new five year warrants to purchase the Company’s common stock at an exercise price of $0.25 per share. Several warrant holders also completed cashless exercise totaling to 8,307,120 of the Company’s shares. In addition, the noteholders of the February 2012 Notes exercised approximately 11 million of Series B Warrants for common stock which generated $1,323,642 in cash.

The issuance of these shares as well as allocations of fair values associated with issuance of new warrants (the “January 2012 Warrants”) and the warrants granted as part of the February 2012 financing are reflected in the changes to stockholders’ deficit as follows:

Description	Number of shares of Common Stock	Cash Value	Par ($0.001)	Additional Paid-in Capital
Cash Exercise of Warrants	3,583,333	$430,000	$3,583	$426,416
Non-Cash Exercise of Warrants	8,307,120	-	8,307	121,507
January 2012 Warrants – Allocated Fair Value		-		887,753

Series A and B Warrants – financing cost	124,174	-	124	288,108
Series A and B Warrants – Allocated fair value	10,972,773	$1,323,642	10,973	1,312,669
Total		$1,753,642		$3,036,453

Options

During the year ended September 30, 2012, the Company granted options to acquire up to 7,443,000 shares of its common stock to athletes for endorsement services and to consultants for services performed or to be performed. An intrinsic value in the amount of $1,949,000 for these options was determined using the Black-Scholes method. These options were expensed immediately as a result of these options being issued for certain contingencies which have been satisfied.

In addition, 6,600,000 options with an intrinsic value totaling $2,494,527 were issued to employees and directors during the year then ended.

Transactions during the year ended September 30, 2011

The Company issued 11,850,000 shares of its common stock for services, 5,539,219 for convertible notes payable and accrued interest, 2,000,000 shares for a license agreement and 23,297,000 shares for the acquisition of FS R&D .

10.       RELATED PARTY TRANSACTIONS

The Company operated as a BDC until January 20, 2009, when it elected to no longer be treated as a BDC.  As a part of its operations and consistent with the operating parameters of a BDC, the Company developed a number of relationships with its portfolio company investments, including members of the Company's board of directors becoming officers and directors of its portfolio company investments.  The Company made loans to the portfolio companies and entered into management agreements with the portfolio companies.  As a result of operating as a BDC and then converting to an operating company, a number of its previous relationships were required to be categorized as related party transactions.  Subsequently, these transactions ceased to qualify as related party transactions due to the termination of the related party relationship.

While operating as a BDC the Company had management contracts and made loans to its 60% owned subsidiary USN. These transactions are eliminated in consolidation with USN.

F-18

Related party amounts included in the balance sheet may be summarized as follows:

Accounts payable - related parties:

	September 30, 2012	September 30, 2011

Hank Durschlag	$16,178	$16,178
Aitan Zacharin	-	12,554
	$16,178	$28,732

Hank Durschlag is a former officer and director in Double Eagle Holdings, Ltd. Mr. Durschlag is not involved in any operational matters related to Fuse Science and these payments relate to remaining obligations to him in his former capacity. Aitan Zacharin is a shareholder, the Company’s Chief Marketing Officer and Chief Information Officer and a director.

Transactions with related parties in the statement of operations for the year ended September 30, 2012 and September 30, 2011 include:

	2012	2011
Prior CEO compensation	$10,000	$3,000
New officer compensation	59,000	-
	$69,000	$3,000

11.           2011 INCENTIVE STOCK PLAN

On October 26, 2011, the Board of Directors of the Company approved the Double Eagle Holdings, Ltd. 2011 Incentive Stock Plan ("Plan").  The maximum number of shares authorized and available under the Plan is 20,000,000 shares and the Plan was approved on December 8, 2011 by written consent of a majority of the Company's shareholders.  Under the terms of the Plan, the options expire after 5 years.  The Company has reserved 20,000,000 shares of common stock for the grant of qualified incentive options or non-qualified options to employees and directors of the Company or its parents or subsidiaries, and to non-employee directors, consultants and advisors and other persons who may perform significant services for or on behalf of the Company under the Plan.  Prices for incentive stock options must provide for an exercise price of not less than 100% of the fair market value of the common stock on the date the options are granted unless the eligible employee owns more than 10% of the Company's common stock for which the exercise price must be at least 110% of such fair market value.

During the year ended September 30, 2012, the Company granted options for 14,043,000 shares of restricted common stock.  A summary of this activity during the year ended September 30, 2012 follows:

			Fair
		Weighted	Value
		Average	on
		Exercise	Grant
	Shares	Price	Date

Outstanding, beginning of year	8,675,000	$0.07	$710,872
Granted	14,043,000	0.37	4,443,527
Exercised	-	-	-
Forfeited/expired	-	-	-

Outstanding, end of year	22,718,000	$0.07	$5,154,399
Exercisable at end of year	8,395,890	$0.18

None of the options and warrants included herein are from the Plan discussed above.  The outstanding options and warrants have a weighted-average remaining contract term of 4.32 years.

F-19

A summary of unvested stock option and warrant activity during the year ended September 30, 2012 is as follows:

			Fair
		Weighted	Value
		Average	on
		Exercise	Grant
	Shares	Price	Date

Outstanding, beginning of year	8,225,000	$0.06	$612,049
Granted	14,043,000	0.37	4,443,527
Vested	(7,995,890)	0.20	(1,890,371)

Outstanding, end of year	14,272,110	$0.06	$3,165,205

The majority of the options granted vest at the end of the first, second or third year of the agreement for services (director fees, consulting fees and endorsement fees).  After vesting, the option generally can be exercised for a period of five years.

Data concerning all stock options outstanding at September 30, 2012 follows:

		Weighted-
		Average	Number
	Number	Remaining	of
Exercise	of	Contractual	Options
Price Range	Options	Life (Years)	Exercisable

$0.035 - $0.10	7,525,000	5.65	2,667,647
$0.11 - $0.20	1,238,600	5.29	439,089
$0.30 - $0.50	13,954,400	4.44	4,439,153

The fair value of each option on the date of grant is estimated using the Black Scholes option valuation model.  The following weighted-average assumptions were used for options granted during the year ended September 30, 2012:

2012

Expected term	1-5 years
Expected average volatility	163.06%-296.24%
Expected dividend yield	0%
Risk-free interest rate	.30%-3.12%
Expected annual forfeiture rate	0%

During the year ended September 30, 2011, the Company granted options and warrants for 8,675,000 shares of restricted common stock.  A summary of this activity during the year ended September 30, 2011 follows:

			Fair
		Weighted	Value
		Average	on
		Exercise	Grant
	Shares	Price	Date

Outstanding, beginning of year	-	$-	$-
Granted	8,675,000	0.07	710,872

Outstanding, end of year	8,675,000	$0.07	$710,872
Exercisable at end of year	450,000	$0.13

None of the options and warrants included herein are from the Plan discussed above.  The outstanding options and warrants have a weighted-average remaining contract term of 5.5 years.

F-20

A summary of unvested stock option and warrant activity during the year ended September 30, 2011 is as follows:

		Weighted	Fair Value
		Average	on
		Exercise	Grant
	Shares	Price	Date

Outstanding, beginning of year	-	$-	$-
Granted	8,225,000	0.06	612,049
Exercised	-	-	-
Forfeited/expired	-	-	-

Outstanding, end of year	8,225,000	$0.06	$612,049

The majority of the options granted vest at the end of the first, second or third year of the agreement for services (director fees, consulting fees and endorsement fees).  After vesting, the option generally can be exercised for a period of five years.

Data concerning all stock options outstanding at September 30, 2011 follows:

		Weighted Average	Number
	Number	Remaining	of
Exercise	of	Contractual	Options
Price Range	Options	Life (Years)	Exercisable

$0.035 -$0.10	7,525,000	5.65	200,000
$0.11 -$0.20	1,150,000	5.29	250,000

The fair value of each option on the date of grant is estimated using the Black Scholes option valuation model.  The following weighted-average assumptions were used for options granted during the year ended September 30, 2011 (none in 2010):

2011

Expected term	5-8 years
Expected average volatility	267%-309%
Expected dividend yield	0%
Risk-free interest rate	3.50%
Expected annual forfeiture rate	0%

At September 30, 2012, the Company had the following common stock equivalents from convertible debt and the detachable warrants issued with the convertible debt, which are not included in the information above.

		Exercise
	Amount	Price	Shares

Convertible debt	$5,000	$0.025	200,000
Convertible debt	$100,000	$0.120	833,333
Convertible debt	144,605	0.130	1,112,346
Detachable warrants		$0.120	5,792,480
Detachable warrants		$0.120	2,817,176
Detachable warrants		$0.120	750,000
Detachable warrants		$0.250	3,583,334
Detachable warrants – A		$0.130	25,746,553
Detachable warrants – B		$0.130	14,649,605
			55,484,827

F-21

At September 30, 2011, the Company had the following common stock equivalents from convertible debt and the detachable warrants issued with the convertible debt, which are not included in the information above.

		Exercise
	Amount	Price	Shares

Convertible debt	$5,000	$0.025	200,000
Convertible debt	$15,000	$0.030	500,000
Convertible debt	$525,000	$0.030	17,500,000
Convertible debt	$360,000	$0.120	3,000,000
Detachable warrants		$0.120	17,500,000
Detachable warrants		$0.120	3,000,000
			41,700,000

12.	STOCKHOLDERS’ DEFICIT

Common stock

At September 30, 2012 and September 30, 2011, the Company had 400,000,000 shares authorized and 164,700,150 and 93,612,039 shares issued and outstanding, respectively, of its $0.001 par value common stock.

13.	COMMITMENTS AND CONTINGENCIES

Consulting agreement - The Company entered into a consulting agreement with Mr. Durschlag under which he should receive $100,000 over the next year.  In addition, in accordance with the terms of his patent assignment and technology transfer agreement, Mr. Durschlag is entitled to royalties on Fuse Science sales as follows:

Sales Range	Commission Rate
$0 - $100,000	0.00%
$100,001 - $10,000,000	5.00%
$10,000,001 - $50,000,000	2.50%

Employment agreements - The Company entered into at-will basis employment agreements with Adam Adler, Aitan Zacharin and Brian Tuffin under the same terms and conditions:  $18,000 monthly salary, provided the Company has adequate funds to make such payment; monthly car allowance of $1,000; and a discretionary performance bonus.

Endorsement agreements - The Company has entered into endorsement agreements with a number of sports figures.  Three of the agreements at September 30, 2011 require additional shares to be issued at the end of the next three years, 500,000 shares in 2012, 500,000 shares in 2013 and 250,000 shares in 2014.  In addition, a total of 1,150,000 may be issued in the event certain performance milestones are attained. As of September 30, 2012, we are required to issue approximately 1,550,000 shares for annual contracted shares and for the endorsers who have attained certain milestones.

The Company also issued stock options as compensation for certain other endorsement agreements.  These agreements have a term of one to five years with Company options to extend the agreements for one to three years at mutually agreeable terms.

14.	DISCLOSURES ABOUT FAIR VALUE

Assets and liabilities measured at fair value on a recurring basis are summarized in the following tables according to FASB ASC 820 pricing levels.

Fair Value Measurement Using
Quoted prices
		in active	Significant
		markets of	other	Significant
		identical	observable	Unobservable
	Recorded	assets	inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)

September 30, 2011
Assets:
Available-for-sale securities	$8,320	$8,320	$-	$-

F-22

At September 30, 2011, the Company's available-for-sale equity securities were valued using Level 1 inputs as summarized above.  Level 1 inputs are based on unadjusted prices for identical assets in active markets that the Company can access.

15.	SUBSEQUENT EVENTS :

On October 12, 2012, we issued an additional unsecured note with a face value of $250,000 bearing 9% interest rate maturing on demand.

Effective October 19, 2011, Rubin Hanan, President and Chief Operating Officer, Aitan Zacharin, Chief Marketing Officer and Chief Information Officer and Adam Adler, Vice President of Business Development, agreed to reduce their monthly cash compensation from $18,000 each to $17,000, $8,333 and $8,333, respectively. In addition, Mr. Hanan, Zacharin and Adler, together with Brian Tuffin, Fuse’s Chief Executive Officer, agreed to eliminate their monthly car allowances of $1,000 each. The monthly compensation of Jeanne Hebert, who joined Fuse as Vice President of Marketing and Clinical Research in January 2012 was increased from $8,333 to $10,000. Fuse believes that these adjustments more clearly align executive compensation levels with industry norms for executives holding comparable positions and will free additional cash resources for implementation of the Company’s business strategy.

Contemporaneously with the changes in executive compensation, the executive officers were granted options under Fuse’s 2011 Incentive Stock Plan to purchase common stock, certain of which are exercisable at $0.12 per share and certain of which are exercisable at $0.21 per share as follows:

Name of Executive Officer	Number of $0.12 Options	Number of $0.21 Options
Brian Tuffin	1,050,000	450,000
Rubin Hanan	1,225,000	525,000
Aitan Zacharin	700,000	300,000
Adam Adler	700,000	300,000
Jeanne Hebert	700,000	300,000

 As of November 8, 2012, approximately $1,521,324 in new working capital was raised by the Company through exercise of Series B Warrants sold in the February 2012 Private Placement. This represented approximately 13,830,216 shares. In addition, another $125,605 of our February 2012 Notes converted into common stock of 971,117 shares.

F-23

Unaudited Condensed Consolidated Financial Statements :

FUSE SCIENCE, INC.

Condensed Consolidated Balance Sheets

December 31, 2012 ( Unaudited ) and September 30, 2012

	December 31,	September 30,
	2012	2012

ASSETS
Current assets:
Cash and cash equivalents	$306,383	$62,050
Prepaid expenses	14,483	275,709
Accounts receivable	20,608	30,181
Inventory	394,741	141,808
Other assets	3,324	64,231
TOTAL CURRENT ASSETS	739,539	573,979
Other assets:
Intellectual property, net	81,106	81,756
Fixed assets, net	114,510	93,880
Other asset	50,000	50,000
TOTAL OTHER ASSETS	245,616	225,636
TOTAL ASSETS	$985,155	$799,615
LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES
Accounts payable	$576,618	$791,864
Notes payable, net	355,000	105,000
Accrued expenses	229,305	287,751
TOTAL CURRENT LIABILITIES	1,160,923	1,184,615

Notes Payable, net	11,268	85,757

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
Preferred stock, $0.001 par value; authorized 10,000,000 shares; no shares issued and outstanding; $100 per share liquidation preference	-	-
Common stock, $0.001 par value; authorized 400,000,000 shares; 182,265,845 and 164,700,150 shares issued and outstanding at December 31, 2012 and September 30, 2012, respectively	182,266	164,700
Additional paid-in capital	24,976,260	22,604,931
Non-controlling interest	(126,344)	(126,344)
Accumulated déficit	(25,219,218)	(23,114,044)
Total stockholders' deficit	(187,036)	(470,757)
Total liabilities and stockholders' deficit	$985,155	$799,615

See accompanying notes to condensed consolidated financial statements.

F-24

FUSE SCIENCE, INC.

Condensed Consolidated Statements of Operations

Three Months Ended December 31, 2012 and 2011

(Unaudited)

	2012	2011
Sales, net	$40,711	$-
Cost of Sales	10,988	-
Gross Margin	29,723	-
Expenses:
Sales and Marketing	748,318	342,862
General and administrative expense	1,190,013	468,622
Research and Development	1,600	-
Total expenses	1,939,931	811,484
Loss from operations	(1,910,208)	(811,484)
Other expense:
Interest expense	(194,966)	(39,713)
Beneficial conversion feature of convertible notes payable	-	(148,183)
Other expense	(194,966)	(187,896)
Net loss	(2,105,174)	(999,380)

Loss per share, basic and diluted	$(0.01)	$(0.01)

Weighted average shares outstanding	176,794,628	94,360,082

Other comprehensive income
Net loss	(2,105,174)	(999,380)

Unrealized gain on available-for-sale securities	-	12,830
Net comprehensive loss	$(2,105,174)	$(986,550)

See accompanying notes to condensed consolidated financial statements.

F-25

FUSE SCIENCE, INC.

Condensed Consolidated Statements of Changes in Stockholders’ Deficit

(Unaudited)

					Additional
	Preferred Stock		Common Stock		Paid-in
	Shares	Par	Shares	Par	Capital

Balance, September 30, 2012 (audited)	-	-	164,700,150	$164,700	$22,604,931
Common stock issued for:
Convertible notes payable			1,066,461	1,067	136,934
Deferred consulting fees	-	-	1,750,000	1,750	1,188,113
Exercise of Detachable warrants - Cash	-	-	13,830,216	13,830	1,507,494
Exercise of Detachable warrants - noncash	-	-	919,018	919	299,199
Warrants A and B- financing cost	-	-	-	-	(705,924)
Warrants A and B FV	-	-	-	-	(611,654)
Amortization of stock options	-	-	-	-	557,167
Net loss
Balance, December 31, 2012	-	$-	182,265,845	$182,266	$24,976,260

See accompanying notes to condensed consolidated financial statements.

F-26

FUSE SCIENCE, INC.

Condensed Consolidated Statements of Changes in Stockholders’ Deficit, Continued

(Unaudited)

	Non- Controlling Interest	Accumulated Deficit	Total

Balance, September 30, 2012	$(126,344)	$(23,114,044)	$(470,757)
Common stock issued for:
Conversion of Convertible notes payable		-	138,001
Deferred consulting fees	-	-	1,189,863
Exercise of Detachable warrants	-	-	1,521,324
Exercise of Detachable warrants - noncash	-	-	300,118
Warrants A and B- financing cost	-	-	(705,924)
Warrants A and B FV	-	-	(611,654)
Amortization of Stock Options	-	-	557,167
Net loss		(2,105,174)	(2,105,174)
Balance, December 31, 2012	$(126,344)	$(25,219,218)	$(187,036)

See accompanying notes to condensed consolidated financial statements.

F-27

FUSE SCIENCE, INC.

Condensed Consolidated Statements of Cash Flows

Three Months Ended December 31, 2012 and 2011

(Unaudited)

	2012	2011

Operating activities:
Net loss	$(2,105,174)	$(999,380)
Adjustments to reconcile net loss from operations to net cash used in operating activities:

Depreciation and Amortization	3,462	682
Deferred consulting fees	187,377	148,924
Amortization of Stock options	557,167	277,205
Common stock issued for services	120,000	-
Amortization of financing fees	14,000	-
Amortization of detachable warrants	-	17,696
Beneficial conversion feature	-	148,183
Amortization of discounts	51,116	-
Changes in operating assets and liabilities:
Inventory	(252,933)	-
Accounts receivable	9,573	-
Prepaid expenses and other assets	308,133	355
Accounts payable and accrued expenses	(273,692)	113,503
Accounts payable and accrued expenses - related parties	-	6,617
Deferred sales	-	4,966
Net cash used in operating activities	(1,380,971)	(281,249)
Investing activities:
Additions to fixed assets	(23,442)	(13,750)
Intellectual property	-	(7,440)
Net cash used in investing activities	(23,442)	(21,190)
Financing activities:
Loan proceeds	250,000	315,000
Proceeds from warrant exercise	1,521,324	-
Financing charges paid	(122,578)	-
Net cash provided by investing activities	1,648,746	315,000
Net increase in cash and cash equivalents	244,333	12,561
Cash and cash equivalents, beginning of period	62,050	147,905
Cash and cash equivalents, end of period	$306,383	$160,466

See accompanying notes to condensed consolidated financial statements.

F-28

FUSE SCIENCE, INC.

Condensed Consolidated Statements of Cash Flows, Continued

Three Months Ended December 31, 2012 and 2011

(Unaudited)

	2012	2011

Supplemental Cash Flow Information:

Non-cash investing and financing activities:
Common stock issued for convertible notes payable and accrued interest	$138,001	$511,767
Common stock issued for financing fees	$300,118	$-

See accompanying notes to condensed consolidated financial statements.

F-29

FUSE SCIENCE, INC.

Notes to Condensed Consolidated Financial Statements

1.	NATURE OF BUSINESS

ORGANIZATION

Fuse Science, Inc. (“Company”) was incorporated in Nevada on September 21, 1988.  Since that time, the Company has engaged in a number of businesses as a private and subsequently a publicly held company, including developing and marketing data communications and networking infrastructure solutions for business, government and education (which business was sold in 2002) and as a “business development company” under the Investment Company Act of 1940, from 2007 to 2009 (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended September 30, 2012).

2.	SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION POLICY AND HISTORY OF BUSINESS

The condensed consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiaries, Fuse Science, Inc. a Delaware corporation (“FS R&D”), FS Consumer Products Group, Inc., a Florida corporation and its 60% owned subsidiary, Ultimate Social Network, Inc. (“USN”). All significant intercompany balances and transactions have been eliminated in consolidation. Its common stock now trades on the OTCQB under the symbol DROP.

BASIS OF PRESENTATION

The unaudited condensed consolidated financial statements included herein have been prepared by the Company, without audit, according to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United Stated of America (“GAAP”) have been condensed or omitted pursuant to such rules and regulations. The information set forth in these interim condensed consolidated financial statements for the three months ended December 31, 2012, is unaudited and reflects all adjustments, which include only normal recurring adjustments and which in the opinion of management are necessary to make the interim condensed consolidated financial statements not misleading. The September 30, 2012 year-end condensed consolidated balance sheet data was derived from audited financial statements, but does not include all disclosures required by GAAP. It is suggested that these condensed consolidated financial statements be read in conjunction with these financial statements and the notes thereto included in the Company’s latest stockholder’s annual report (Form 10-K) which were prepared assuming the Company will continue as a going concern.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Although these estimates are based on management’s best knowledge of current events and actions the Company may undertake in the future, actual results could differ from these estimates.

REVENUE RECOGNITION

The Company records revenue from the sale of Enerjel™, Powerfuse™ and Electrofuse™ , when all of the following have occurred: (1) persuasive evidence of an arrangement exists, (2) product has been shipped or delivered, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured. The Company’s customers may return ordered items for a refund . The Company also provides customers incentives to purchase products at a discount. For the three months ended December 31, 2012, we have recorded sales discounts, returns and allowances of $4,740 which is netted against sales.

F-30

CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

Inventories consist of items or products, which are manufactured by a contracted manufacturer on behalf of the Company, for resale and packaging material used to distribute such products. Inventories are valued at average cost and adjusted to reflect lower of cost or market. Allowances for inventory obsolescence are determined based upon the specific facts and circumstances and market conditions. As of December 31, 2012 and September 30, 2012, no obsolescence reserves were considered necessary.

FIXED ASSETS

Equipment is recorded at cost and depreciated using the straight-line method over the estimated useful life of three 3-10 years. Repairs and maintenance are charged to expense as incurred. Fixed assets, net of accumulated depreciation, amounted to $114,510 and $93,880 as of December 31, 2012 and September 30, 2012, respectively. As of December 31, 2012 and September 30, 2012, the accumulated depreciation of equipment was $7,434 and $4,622, respectively.

INVESTMENTS

Investments are classified into the following categories:

•	Trading securities reported at fair value with unrealized gains and losses included in earnings;
•	Available-for-sale securities reported at fair value with unrealized gains and losses, net of applicable deferred income taxes, reported in other comprehensive income;
•	Held-to-maturity securities and other investments reported at amortized cost; and
•	Investments using the equity method of accounting.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value information about financial instruments is required to be disclosed when it is practicable to estimate that value.  The carrying amounts of the Company’s cash, accounts receivable, accounts payable, accrued expenses and notes payable approximate their estimated fair value due to the short-term maturities of these financial instruments and because related interest rates offered to the Company approximate current rates.

INTELLECTUAL PROPERTY

Intellectual property is evaluated for impairment whenever events or changes in business circumstances indicate that the carrying value of our intellectual property may not be recoverable.  Other intangible assets are amortized on a straight-line basis over their estimated economic lives.  We believe that the straight-line method of amortization reflects an appropriate allocation of the cost of the intangible assets to earnings in proportion to the amount of economic benefits obtained annually by the Company.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company evaluates its long-lived assets and intangible assets for impairment whenever events change or if circumstances indicate that the carrying amount of any assets may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset.

INCOME TAXES

The Company accounts for income taxes under the asset and liability method and deferred income taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company recognizes positions taken or expected to be taken in a tax return in accordance with existing accounting guidance on income taxes which prescribes a recognition threshold and measurement process. Interest and penalties on tax liabilities, if any, would be recorded in interest expense and other non-interest expense, respectively.

F-31

STOCK OPTION PLAN

The Company follows current accounting requirements and uses the modified prospective and transition method for all stock options issued.  The Company measures compensation cost for all options granted based on fair value on the date of grant and recognizes compensation expense over the service period for those options expected to vest.

The Board of Directors approved the Double Eagle Holdings, Ltd. 2011 Incentive Stock Plan on October 17, 2011 and it was approved by a majority of shareholders on December 8, 2011.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s options would have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models may not necessarily provide a reliable single measure of the fair value of the Company’s options, although they provide the best estimate currently.

STOCK-BASED COMPENSATION

The compensation cost relating to share-based payment transactions (including the cost of all employee stock options) is required to be recognized in the financial statements. That cost is measured based on the estimated fair value of the equity or liability instruments issued. The wide range of share-based compensation arrangements includes share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. The Company’s financial statements include an expense for all share-based compensation arrangements granted on or after January 1, 2006 and for any such arrangements that are modified, cancelled or repurchased after that date based on the grant-date estimated fair value.

RECLASSIFICATION

A reclassification has been made to the financial statements at September 30, 2012 to comply with the presentation for the three months ended December 31, 2012.  The reclassification had no effect on net loss.

LOSS PER SHARE

The Company’s loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the three months. Diluted losses per share reflects the potential dilution that could occur if stock options and or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the losses of the Company.

As described in Note 5 – Notes Payable and Note 9 – Incentive Stock Plan, the Company had warrants outstanding during each of the three months ended December 31, 2012 and September 30, 2012. The convertible notes are reflected in the calculation of diluted earnings per share for the corresponding periods by application of the “if converted” method to the extent their effect is dilutive.

The following is a reconciliation of the numerator and denominator used for the computation of basic and diluted net loss per common share:

	For the Three Months ended December 31,
	2012	2011
Numerator:
Net loss available to stockholders	$(2,105,174)	$(999,380)

Denominator:
Weighted average number of common shares – Basic	176,794,628	94,360,082
Weighted average number of common shares – Diluted	176,794,628	94,360,082

Net income (loss) per common share:
Basic	$(0.01)	$(0.01)
Diluted	$(0.01)	$(0.01)

3.	GOING CONCERN

The Company has not established sources of revenue sufficient to fund the development of the business, projected operating expenses and commitments for the next twelve months. The Company had a net loss from operations of $(2,105,174) during the three month period ended December 31, 2012. Included in this loss, the Company recorded non-cash compensation of $738,344 which relates to contracts entered into by the Company for current and future services undertaken for marketing and promotional activities by brand athletes through endorsement contracts, as well as contracts with consultants to provide professional services and employment contracts with the Company’s key employees. At December 31, 2012, current assets are $739,539 and current liabilities are $1,160,923. These conditions raise serious doubt about the Company’s ability to continue as a going concern. No adjustments have been made as a result of this uncertainty.

F-32

4.	INTELLECTUAL PROPERTY

In April 2011, the Company completed its acquisition of FS R&D, a development stage company with no prior operations. As of December 31, 2012 and September 30, 2012 unamortized intellectual property relating to this acquisition amounted to $81,106 and $81,756, respectively.

5.	NOTES PAYABLE

The Company had the following convertible notes payable at December 31, 2012 and September 30, 2012.

	December 31,	September 30,
	2012	2012
Convertible notes payable with interest at 12%	$5,000	$5,000
8% One year senior secured convertible promissory note due September 9, 2012	100,000	100,000
9% Unsecured promissory note due on demand	250,000	-
10% Two year senior secured convertible promissory note due February 7, 2014	11,268	85,757
	$366,268	$190,757

	December 31,	September 30,
	2012	2012
Current	$355,000	$105,000
Long term	11,268	85,757
Total	$366,268	$190,757

On October 12, 2012, we executed an agreement for a 9% unsecured promissory note in the amount of $250,000 which is due on demand by the lenders.

The recorded discount on the convertible notes payable is being amortized to interest expense over the life of the note or seven months for the discount associated with Series B Warrants and is summarized as follows as of December 31, 2012.

		Debt Discount
Due Date	Face Value	Initial Value	Amortization	Discount	Carrying Value

February 7, 2014	$3,169,359	$854,735	$(2,306,892)	$7,732	$11,268
September 9, 2012	100,000	73,476	(26,534)	-	100,000
	$3,269,359	$928,211	$(2,333,426)	$7,732	$111,268

6.	INCOME TAXES

The Company recorded no income tax benefit or expense for the losses for the three months ended December 31, 2012 and 2011 since management has determined that the realization is not assured and has created a valuation allowance for the full amount of deferred tax assets.

7.	STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock

At December 31, 2012, the Company had 10,000,000 shares authorized and no shares issued and outstanding of its $0.001 par value preferred stock.

Common stock

At December 31, 2012 and September 30, 2012, the Company had 400,000,000 shares authorized and 182,265,845 and 164,700,150 shares issued and outstanding, respectively, of its $0.001 par value common stock.

F-33

Transactions during the three months ended December 31, 2012

Common Stock

During the three months ended December 31, 2012, the Company issued 1,066,461 shares of common stock upon conversion of convertible notes payable with a principal balance and accrued interest totaling $138,001.

Warrants

During the three months ended December 31, 2012, the note holders of the February 2012 Notes exercised approximately 13,830,216 of Series B Warrants for common stock which generated $1,521,324 in cash. The fair value of the warrants included in APIC was reduced by $611,654 to reflect the Fair Value of the remaining warrants. In addition, during the period there were cashless exercises in the amount of 919,018 shares from our Series A warrants issued with our February 2012 Notes.  The fair value of the warrants included in APIC was reduced by $705,924 to reflect the fair value of the remaining warrants.

Options

During the three months ended December 31, 2012, the Company granted options to acquire up to 10,925,000 shares of its common stock to athletes for endorsement services and to consultants for services performed or to be performed. An intrinsic value in the amount of $712,830 for these options was determined using the Black-Scholes method. These options were expensed immediately as a result of these options being issued for certain contingencies which have been satisfied.

In addition, 11,672,598 options with an intrinsic value totaling $471,299 were issued to employees and directors during the quarter ended December 31, 2012.

8.	RELATED PARTY TRANSACTIONS

The Company operated as a Business Development Company (“BDC”) until January 20, 2009, when it elected to no longer be treated as a BDC.  As a part of its operations and consistent with the operating parameters of a BDC, the Company developed a number of relationships with its portfolio company investments, including members of the Company's board of directors becoming officers and directors of its portfolio company investments.  The Company made loans to the portfolio companies and entered into management agreements with the portfolio companies.  As a result of operating as a BDC and then converting to an operating company, a number of its previous relationships were required to be categorized as related party transactions.  Subsequently, these transactions ceased to qualify as related party transactions due to the termination of the related party relationship.

While operating as a BDC the Company had management contracts and made loans to its 60% owned subsidiary USN. These transactions are eliminated in consolidation with USN.

Related party amounts included in the balance sheet may be summarized as follows:

Accounts payable - related parties:

	December 31, 2012	September 30, 2012

Hank Durschlag	$16,178	$16,178
	$16,178	$16,178

Hank Durschlag is a former officer and director in Double Eagle Holdings, Ltd. Mr. Durschlag is not involved in any operational matters related to Fuse Science, Inc. and these payments relate to remaining obligations to him in his former capacity.

There were no transactions with related parties in the statement of operations for the three months ended December 31, 2012. Transactions with related parties in the statement of operations for the three months ended December 31, 2011 include:

2011
Prior CEO compensation	$10,000
New officer compensation	59,000
$69,000

F-34

9.	2011 INCENTIVE STOCK PLAN

On October 17, 2011, the Board of Directors of the Company approved the Double Eagle Holdings, Ltd. 2011 Incentive Stock Plan ("Plan").  The maximum number of shares authorized and available under the Plan is 20,000,000 shares and the Plan was approved on December 8, 2011 by written consent of a majority of the Company's shareholders.  Under the terms of the Plan, the options expire after 5 years.  The Company has reserved 20,000,000 shares of common stock for the grant of qualified incentive options or non-qualified options to employees and directors of the Company or its parents or subsidiaries, and to non-employee directors, consultants and advisors and other persons who may perform significant services for or on behalf of the Company under the Plan.  Prices for incentive stock options must provide for an exercise price of not less than 100% of the fair market value of the common stock on the date the options are granted unless the eligible employee owns more than 10% of the Company's common stock for which the exercise price must be at least 110% of such fair market value.

During the three months ended December 31, 2012, the Company granted options for 22,597,598 shares of restricted common stock, under the Plan, with a fair value of $1,184,129.

Data concerning all stock options granted during the three months ended December 31, 2012 is as follows:

		Weighted-
		Average	Number
	Number	Remaining	of
Exercise	of	Contractual	Options
Price Range	Options	Life (Years)	Exercisable

$0.11 - $0.20	18,073,073	4.82	4,029,948
$0.20 - $0.30	4,524,525	4.80	1,061,400

The fair value of each option on the date of grant is estimated using the Black Scholes option valuation model.  The following weighted-average assumptions were used for options granted during the three months ended December 31, 2012:

2012

Expected term	1-5 years
Expected average volatility	39%-62%
Expected dividend yield	0%
Risk-free interest rate	.62%-.78%
Expected annual forfeiture rate	0%

The fair value of each option on the date of grant is estimated using the Black Scholes option valuation model.  The following weighted-average assumptions were used for options granted during the year ended September 30, 2012:

2012

Expected term	1-5 years
Expected average volatility	163.08%-296.24%
Expected dividend yield	0%
Risk-free interest rate	.3%-3.12%
Expected annual forfeiture rate	0%

At December 31, 2012, the Company had the following common stock equivalents from convertible debt and the detachable warrants issued with the convertible debt, which are not included in the information above.

		Exercise
	Amount	Price	Shares

Convertible debt	$5,000	$0.025	200,000
Convertible debt	$100,000	$0.120	833,333
Convertible debt	$19,000	0.130	146,154
Detachable warrants		$0.120	5,792,480
Detachable warrants		$0.120	2,817,176
Detachable warrants		$0.120	750,000
Detachable warrants		$0.250	3,583,334
Detachable warrants – A		$0.130	24,403,593
			38,526,070

F-35

At September 30, 2012, the Company had the following common stock equivalents from convertible debt and the detachable warrants issued with the convertible debt, which are not included in the information above.

		Exercise
	Amount	Price	Shares

Convertible debt	$5,000	$0.025	200,000
Convertible debt	$100,000	$0.120	833,333
Convertible debt	144,605	0.130	1,112,346
Detachable warrants		$0.120	5,792,480
Detachable warrants		$0.120	2,817,176
Detachable warrants		$0.120	750,000
Detachable warrants		$0.250	3,583,334
Detachable warrants – A		$0.130	25,746,553
Detachable warrants – B		$0.130	14,649,605
			55,484,827

10.	COMMITMENTS AND CONTINGENCIES

Consulting agreement - The Company entered into a consulting agreement with Mr. Durschlag under which he should receive $100,000 over the next year.  In addition, in accordance with the terms of his patent assignment and technology transfer agreement, Mr. Durschlag is entitled to royalties on Fuse Science, Inc. sales as follows:

Sales Range	Commission Rate
$0 - $100,000	0.00%
$100,001 - $10,000,000	5.00%
$10,000,001 - $50,000,000	2.50%

Employment agreements - The Company entered into at-will basis employment agreements with Adam Adler, Aitan Zacharin and Brian Tuffin under the same terms and conditions:  $18,000 monthly salary, provided the Company has adequate funds to make such payment; monthly car allowance of $1,000; and a discretionary performance bonus.

Effective December 28, 2012 the Company entered into a settlement agreement with the Company’s former Chief Marketing Officer and Chief Information Officer, Aitan Zacharin for approximately $58,000 over a period of seven months commencing January 1, 2013.

Endorsement agreements - The Company has entered into endorsement agreements with a number of sports figures.  Three of the agreements at September 30, 2011 required additional shares to be issued at the end of the subsequent three years, 500,000 shares in 2012, 500,000 shares in 2013 and 250,000 shares in 2014.  In addition, a total of 1,150,000 may be issued in the event certain performance milestones are attained. As of September 30, 2012, the Company was required to issue approximately 400,000 shares for annual contracted shares and for the endorsers who have attained certain milestones.

The Company also issued stock options as compensation under certain other endorsement agreements.  These agreements have a term of one to five years with Company options to extend the agreements for one to three years at mutually agreeable terms.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fees	$1,362.50
Accounting Fees and Expenses	25,000.00
Legal Fees and Expenses	50,000.00
Miscellaneous Fees and Expenses	3,637.50

TOTAL	$80,000.00

All amounts (other than SEC registration fees) are estimates.  We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling stockholders.  The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide for indemnification of our officers and directors and provide for the advancement of expenses on their behalf, to the fullest extent permitted by the Nevada General Corporation Law. Such right is deemed to be a contract right under law enforceable by the holder thereof.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we effected the following transactions in reliance upon exemptions from registration under the Securities Act of 1933:

In connection with an employment agreement entered into on March 25, 2011 between the Company and Aitan Zacharin, who became the Company’s Chief Marketing Officer and Chief Operating Officer, Mr. Zacharin received a signing bonus of 6,4000,000 shares of common stock valued at $144,000.

In connection with the acquisition of the outstanding shares of Fuse Science, Inc., a Delaware corporation, on April 14, 2011, the Company issued to Maurice E. Durschlag our former President, Chief Executive Officer and director 6,007,000 shares of common stock to Brian Tuffin, our current Chief Executive Officer and Director, 6,332,300 shares of common stock to Adam Adler, our current Chief Business Officer and a director and 5,512,500 shares of common stock to Leonard Adler.

In April 2011, the Company issued 2,000,000 shares of common stock in a private transaction to a single individual as a licensing fee valued at $78,000.

In May and June 2011, the Company sold 21 units in a private transaction to 10 investors, each unit consisting of a $25,000 principal amount, 8% one-year senior secured convertible promissory note and a warrant to purchase 833,334 shares of common stock at a price of $25,000 per unit.

In June 2011, the Company issued 215,550 shares of common stock in a private transaction to a single individual in conversion of 5,489 of indebtedness owed to such person.

In June 2011, the Company issued 1,950,000 shares of common stock in a private transaction to a single consulting firm for consulting services valued at $175,500.

In September and October 2011, the Company sold 21.8 units in a private transaction to five investors, each unit consisting of a $25,000 principal amount, 8% one-year senior secured subordinated promissory note and warrants to purchase 104,167 shares of common stock.

In July 2011, the Company issued 1,500,000 shares of common stock in a private transaction to Rubin Hanan, who subsequently, became our President and Chief Operating Officer. The shares were issued for consulting services valued at $135,000, pursuant to a consulting agreement between the Company and a corporation owned by Mr. Hanan.

In July 2011, the Company issued 450,000 shares of common stock in a private transaction to a public relations firm for services valued at $171,000.

In July 2011, the Company issued 600,000 shares of common stock in a private transaction to a public relations consulting firm for consulting services valued at $228,000.

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In September 2011, the Company issued 300,000 shares of common stock in a private transaction to a single athlete pursuant to an endorsement agreement, for services valued at $92,700.

In September 2011, the Company issued 450,000 shares of common stock in a private transaction to a single athlete pursuant to an endorsement agreement for services valued at $144,000.

In September 2011, the Company issued 200,000 shares of common stock in a private transaction to a single athlete pursuant to an endorsement agreement for services at $61,800.

In September and October 2011, the Company sold 21.6 units in a private transaction to five investors, each unit consisting of a $25,000 principal amount, 8% one-year senior subordinated secured convertible promissory note and a warrant to purchase 104,162 shares of our common stock.

In December 2011 and January 2012, the Company issued 8% senior subordinated convertible notes with subscription option in a private transaction to three investors in the principal amounts of $75,000, $60,000 and $50,000, respectively. These notes were ultimately convertible subscriptions for the securities sold in the February 2012 financing described below.

In January 2012, the Company entered into agreements with five holders of warrants to purchase a total of 3,583,332 shares of common stock at an exercise price of $0.12 per share, which were issued in the financing completed in May and June 2011 as described. Pursuant to these agreements (a) such holders agreed to exercise these warrants for cash, and (b) the Company agreed to (i) issue to each of such holders an additional five-year warrant entitling them to purchase a number of shares equal to that acquired upon exercise of their warrants and (ii) grant them certain registration rights under the Securities Act of 1933 with respect to the shares issued upon exercise of the warrants and issuable upon exercise of the newly issued warrants.

On February 9, 2012, pursuant to a securities purchase agreement with a group of institutional and accredited investors, the Company issued and sold in a private transaction senior convertible notes, Series A warrants to purchase up to 15,092,185 shares of common stock and Series B warrants to purchase up to 15,092,185 shares of common stock for aggregate consideration of $3,169,354.

In September 2012, the Company issued 600,000 shares in a private transaction to a consultant for consulting services valued at $168,000.

In October 2012, the Company issued 600,000 shares in a private transaction to a consultant for consulting services valued at $115,000.

On March 7, 2013, pursuant to a securities purchase agreement with a group of institutional and accredited investors, the Company issued and sold in a private transaction senior convertible notes, senior subordinated convertible notes, Series A Warrants to purchase up to 12,058,828 shares of common stock and Series B Warrants to purchase 12,058,828 shares of common stock for aggregate consolidation of $2,050,000.

In April 2013, the Company issued 250,000 shares in a private transaction to a consultant for consulting services valued at $30,000 and 500,000 to an athlete endorser for endorsement services valued at $60,000.

All of the foregoing securities were issued without registration under the Securities Act of 1933 by reason of the exemption from registration afforded by Section 4(2) promulgated thereunder. With respect to each issuance, the shares delivered to the Company appropriate investment representations, including an affirmation of “accredited investor” status. Each party being issued shares had an opportunity to ask questions of the Company and acknowledge that such party understood the risks of an investment in the Company.

On March 14, 2013, the Company entered into an exchange offer with the holders of the Series A Warrants issued in February 2012. In such exchange offer, the holders of Series A Warrants to purchase an aggregate of 21,181,965 shares of common stock exchanged their Series A Warrants for 38,178,538 shares of our common stock and the holders of Series A Warrants to purchase an aggregate of 5,703,815 shares of common stock exchanged there Series A Warrants for 855,723 shares of common stock and newly issued five-year warrants to purchase an equal number of shares of common stock at $.30 per share. The foregoing securities were issued pursuant to the exemption from registration afforded by Section 3(a)(9) of the Exchange Act.

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ITEM 16.	EXHIBITS

Exhibit	Description

3(i)	Amended and Restated Articles of Incorporation (1)

3(ii)	Amended and Restated Bylaws (1)

5.1	Opinion of Roetzel & Andress (2)

10.1	Employment Agreement between the Company and Aitan Zacharin (3)

10.2	Employment Agreement between the Company and Brian Tuffin (4)

10.3	Employment Agreement between the Company and Adam Adler (4)

10.4	Consulting Services Agreement between the Company and Executive Leadership Intelligence, Inc. (5)

10.5	2011 Stock Incentive Plan (1)

10.6	2011 Endorsers Stock Incentive Plan (6)

10.7	Code of Ethics (6)

10.8	Form of January 2012 Warrant (7)

10.9	February 2012 Securities Purchase Agreement (8)

10.10	February 2012 Senior Convertible Note (8)

10.11	February 2012 Series A Warrant (8)

10.12	February 2012 Series B Warrant (8)

10.13	February 2012 Registration Rights Agreement (8)

10.14	February 2012 Lock-Up Agreement (8)

10.15	Office Lease relating to premises located at 6135 N.W. 167th Street, #E-21, Miami Lakes, Florida 33015(7)

10.16	Advisory Warrant (7)

10.17	Series A Placement Agent Warrant (7)

10.18	Series B Placement Agent Warrant (7)

10.19	Manufacturing Agreement (7)

10.20	Distribution Agreement between the Company and Mission Product Holdings, Inc. (7)

10.21	License Agreement between the Company and Mission Product Holdings, Inc. (7)

10.22	March 2013 Securities Purchase Agreement (9)

10.23	March 2013 Form of Senior Convertible Note (9)

10.24	March 2013 Form of Senior Subordinated Convertible Note (9)

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10.25	March 2013 Form of Series A Warrant (9)

10.26	March 2013 Form of Series B Warrant (9)

10.27	March 2013 Form of Registration Rights Agreement (9)

10.28	March 2013 Form of Lock-Up Agreement (9)

10.29	Form of Exchange Warrant (10)

22	Subsidiaries (11)

23.1	Consent of Morrison, Brown, Argiz & Farra, LLC (2)

23.2	Consent of Paritz & Company (2)

23.3	Consent of Counsel (included in Exhibit 5.1) (2)

(1)	Filed as an exhibit to the Company's Definitive Information Statement on Schedule 14C dated December 6, 2011 and incorporated herein by reference.
(2)	Filed herewith.
(3)	Filed as an exhibit to the Company’s Current Report on Form 8-K dated March 25, 2011 and incorporated herein by reference.
(4)	Filed as an exhibit to the Company’s Current Report on Form 8-K dated April 14, 2011 and incorporated herein by reference.
(5)	Filed as an exhibit to the Company’s Current Report on Form 8-K dated November 30, 2011 and incorporated herein by reference.
(6)	Filed as an exhibit to the Company’s Annual Report on Form 10-K dated January 13, 2012 and incorporated herein by reference.
(7)	Filed as an exhibit to the Company’s Registration Statement on Form S-1, File No. 333-179682 and incorporated herein by reference.
(8)	Filed as an exhibit to the Company’s Current Report on Form 8-K dated February 9, 2012 and incorporated herein by reference.
(9)	Filed as an exhibit to the Company’s current report on Form 8-K dated March 5, 2013 and incorporated hereby by reference.
(10)	Filed as an exhibit to the Company’s Current Report on Form 8-K dated March 15, 2013 and incorporated herein by reference.
(11)	Previously filed as an exhibit to this Registration Statement.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)           to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.; and

(c)           to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

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Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B of the Securities Act or other than prospectuses filed in reliance on Rule 430A of the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Miami Lakes, Florida, on April 29, 2013.

FUSE SCIENCE, INC.

By:	/s/ Brian Tuffin
Brian Tuffin, Chief Executive Officer and Acting Chief
Financial Officer (Principal Executive, Financial and
Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Tuffin and Rubin Hanan, and each of the undersigned is a true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for each of them and in each name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as each might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.  In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following person in the capacities and on the dates stated.

IN ACCORDANCE with the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person on their own behalf in the capacities and on the dates stated.

Signatures		Title(s)	Date

By:	/s/ Brian Tuffin	Chief Executive Officer and Acting Chief Financial Officer	April 29, 2013
	Brian Tuffin	(Principal Executive, Financial and Accounting Officer)

By:	/s/ Rubin Hanan	President, Chief Operating Officer and Director	April 29, 2013
Rubin Hanan

By:	/s/ Adam Adler	Chief Business Development Officer and Director	April 29, 2013
Adam Adler

By:	/s/ David Berkoff, M.D.	Director	April 29, 2013
David Berkoff, M.D.

By:	/s/ Richard Hutchings, Ph.D.	Director	April 29, 2013
Richard Hutchings, Ph.D.

By:	/s/ R. Douglas Armstrong, Ph.D.	Director	April 29, 2013
R. Douglas Armstrong, Ph.D.

By:	/s/ James T. Frederick, Ph.D.	Director	April 29, 2013
James T. Frederick, Ph.D.

By:	/s/ Neil Chin	Director	April 29, 2013
Neil Chin

By:	/s/ Ricardo Harris	Director	April 29, 2013

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